Exhibit 4.2
BRIGHTSTAR CORP.
FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
Dated Effective as of: September 30, 2008

Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

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Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

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FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
     This Fourth Amended and Restated Stockholders’ Agreement (this “Agreement”) is entered into and made effective as of September 30, 2008 (the “Effective Date”), by and among BRIGHTSTAR CORP., a Delaware corporation (the “Corporation”), and each of the individuals and entities listed in Exhibit A, as amended from time to time (the “Series B and C Preferred Stockholders”), each of the individuals and entities listed in Exhibit B, as amended from time to time (the “Series D Preferred Stockholders”), each of the individuals and entities listed in Exhibit C (the “Series E Preferred Stockholders”, and collectively with the Series B and C Preferred Stockholders, and the Series D Preferred Stockholders, the “Preferred Stockholders”) and each of the individuals and entities listed in Exhibit C, as amended from time to time (the “Convertible Noteholders”), and the individuals and entities listed in Exhibit D, as amended from time to time (the “Common Stockholders”).
WITNESSETH:
     Whereas, the Corporation is authorized to issue Eighty Million (80,000,000) shares of Capital Stock of the Corporation, of which Fifty Million (50,000,000) shares are designated as common stock, $0.0001 par value per share (“Common Stock”), and Thirty Million (30,000,000) shares are designated as preferred stock, $0.0001 par value per share (“Preferred Stock”), of which Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock are designated as Series B Convertible Preferred Stock (“Series B Preferred Stock”), of which Five Million (5,000,000) shares of Preferred Stock are designated as Series C Convertible Preferred Stock (“Series C Preferred Stock”), of which Fourteen Million (14,000,000) shares of Preferred Stock are designated as Series D Convertible Preferred Stock (“Series D Preferred Stock”), and of which Two Million Six Hundred Thousand (2,600,000) are designated as Series E Convertible Preferred Stock (“Series E Preferred Stock”); and
     Whereas, each Series B and C Preferred Stockholder holds the number of shares of Series B Preferred Stock set forth opposite each such Series B Preferred Stockholder’s name on Exhibit A attached hereto, which number collectively represents one hundred percent (100%) of the issued and outstanding Series B Preferred Stock, and may, from time to time, upon exercise of its rights under the Share Conversion Agreement, dated as of February 21, 2007 (the “Conversion Agreement”), among Mitsui & Co., Ltd. (“Mitsui”), Brightstar Logistics Pte. Ltd. (“Brightstar Singapore”), Brightstar Logistics Pty Limited (“Brightstar Australia”) and the Corporation, receive Series C Preferred Stock in such amounts and under such conditions as accord to the terms of the Conversion Agreement; and
     Whereas, each Series D Preferred Stockholder holds the number of shares of Series D Preferred Stock set forth opposite each such Series D Preferred Stockholder’s name on Exhibit B attached hereto, which number collectively represents one hundred percent (100%) of the issued and outstanding Series D Preferred Stock; and
     Whereas, each Convertible Noteholder holds Convertible Senior Subordinated Notes in the aggregate principal amount set forth opposite each such Convertible Noteholder’s name on
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

Exhibit C attached hereto, which amount collectively represents one hundred percent (100%) of the issued and outstanding Convertible Senior Subordinated Notes; and
     Whereas, in connection with the Second Amendment to Purchase Agreement by and among the Corporation, the Convertible Noteholders, and the Guarantors (as defined in the 2003 Purchase Agreement) dated concurrently herewith (the “Second Amendment to 2003 Purchase Agreement”), the Convertible Senior Subordinated Notes shall also have the right to be converted into Series E Preferred Stock pursuant to the terms thereof; and
     Whereas, each Common Stockholder, holds the number of shares of Common Stock set forth opposite each such Common Stockholder’s name on Exhibit D attached hereto, which collectively represents approximately 99.7% of the issued and outstanding Common Stock; and
     Whereas, in connection with the Second Amendment to 2003 Purchase Agreement, the Common Stockholders, Convertible Noteholders and the Preferred Stockholders desire to enter into this Agreement to provide for certain matters regarding the Covered Securities and the governance of the Corporation; and
     Whereas, this Agreement amends and restates the Third Amended and Restated Stockholders Agreement, dated June 28, 2007, among certain stockholders of the Corporation as provided therein (the “Existing Stockholders Agreement”), in its entirety.
     Now, Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Definitions.
     As used in this Agreement, the following terms shall have the meanings ascribed to them in this Section 1:
     “2003 Purchase Agreement” means that certain Purchase Agreement, dated December 30, 2003, by and among the Corporation, Brightstar US, Inc. and Falcon Mezzanine Partners, L.P., Prudential Capital Partners, L.P., Prudential Capital Partners Management Fund, L.P., The Bill and Melinda Gates Foundation, Arrow Investment Partners and RCG Carpathia Master Fund, Ltd., as amended and restated on June 28, 2007, as amended, supplemented or restated from time to time.
     “2003 Purchase Agreement Party” means any party to the 2003 Purchase Agreement other than the Corporation and Brightstar US, Inc.
     “2006 Purchase Agreement” means that certain Stock Purchase Agreement, dated June 7, 2006, by and between, among others, the Corporation and Mitsui, as amended, restated or supplemented from time to time.
     “2006 Purchase Agreement Party” means any party to the 2006 Purchase Agreement other than the Corporation.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “2007 Purchase Agreement” means that certain Stock Purchase Agreement dated as June 28, 2007, by and between, among others, the Corporation and Lindsay Goldberg.
     “2007 Purchase Agreement Party” means any party to the 2007 Purchase Agreement other than the Corporation.
     “Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise. Except with respect to Section 2, for purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person.
     “Agreement” has the meaning set forth in the preamble hereof.
     “Asset Sale” means the sale (in any single transaction or series of related transactions) by the Corporation or any of the Corporation’s Subsidiaries to any Person other than the Corporation or any of the Corporation’s Subsidiaries of (i) any of the Capital Stock of any of the Corporation’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Corporation or any of the Corporation’s Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Corporation or any of the Corporation’s Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) surplus or obsolete equipment, (c) sales of assets from the Corporation or any of the Corporation’s Subsidiaries to the Corporation or any of the Corporation’s Subsidiaries, and (d) sales, assignments, transfers or dispositions of accounts receivable in the ordinary course of business for purposes of collection, including, without limitation, the factoring of trade accounts receivable in the ordinary course of business).
     “Board” means the Corporation’s Board of Directors.
     “Brightstar Australia” has the meaning set forth in the recitals hereof.
     “Brightstar Singapore” has the meaning set forth in the recitals hereof.
     “Business Collaboration Agreement” means that certain Business Collaboration Agreement, dated August 11, 2004, by and among the Corporation, Mitsui and Mitsui & Co. (U.S.A.), Inc.
     “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Japan or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.
     “Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Certificates of Designation” means the Series B Certificate of Designation, the Series C Certificate of Designation, the Series D Certificate of Designation, and the Series E Certificate of Designation.
     “Closing Date” has the meaning set forth in Section 2.3.1.2 hereof.
     “Common Stock” has the meaning set forth in the recitals hereof.
     “Common Stock Equivalents” means options, warrants, securities or rights convertible into or exercisable for or otherwise entitling the holder thereof to receive directly or indirectly, shares of Common Stock.
     “Common Stockholders” has the meaning set forth in the preamble hereof.
     “Consolidated EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (a)(i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on Federal, state, local and foreign income as reflected in the consolidated financial statements, (iv) total depreciation expense, (v) total amortization expense, (vi) minority interest provisions reflected in the consolidated financial statements, and (vii) other non-cash items reducing Consolidated Net Income, (other than any such items which reflect an accrual or reserve for a future cash charge or expense), (viii) fees, costs and expenses in connection with restructuring costs incurred during Fiscal Year 2008 not to exceed $8,000,000, (ix) certain one-time fees, costs and expenses in connection with the NT Dubai debt write-off of up to $14,300,000, and (x) debt extinguishment charges effective as of the date such charges were incurred of up to $17,300,000 and charges of up to $33,000,000 for the share based awards in connection with the use of the proceeds from the issuance of the Series D Preferred, less (b) (i) any benefits for taxes based on Federal, state, local and foreign income as reflected in the consolidated financial statements, (ii) minority interest benefits reflected in the consolidated financial statements, and (iii) any non-cash items increasing Consolidated Net Income, and (iv) any cash recovery with respect to the NT Dubai debt write-off, all of the foregoing as determined on a consolidated basis for the Corporation and the Corporation’s Subsidiaries in conformity with GAAP; provided that in calculating any such items for purposes of determining the Consolidated Total Leverage Ratio for such period, any Asset Sales or other acquisitions or dispositions of assets during such period shall have been deemed to have occurred on the first day of such period.
     “Consolidated Interest Expense” means, for any period, without duplication, the interest expense of the Corporation and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP as reflected in the consolidated financial statements (including, without limitation, (i) any amortization of debt discount attributable to such period, (ii) the net
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

cost or benefit under or otherwise associated with Hedge Agreements (in each case, including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (v) all accrued interest) less (i) the interest income of the Corporation and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP as reflected in the consolidated financial statements and (ii) the interest expense of the Corporation and its Subsidiaries for such period relating to Debt Exclusions as determined on a consolidated basis in accordance with GAAP.
     “Consolidated Net Income” means, for any period, the net income (or loss) of the Corporation and the Corporation’s Subsidiaries (prior to any deduction for Preferred Stock dividends) on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the unrealized foreign exchange gains or losses of the Corporation or any of the Corporation’s Subsidiaries, (ii) the income (or loss) of any Person (other than a Subsidiary of the Corporation) in which any other Person (other than the Corporation or any of the Corporation’s Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Corporation or any of the Corporation’s Subsidiaries by such Person during such period, (iii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Corporation or is merged into or consolidated with the Corporation or any of the Corporation’s Subsidiaries or that Person’s assets are acquired by the Corporation or any of the Corporation’s Subsidiaries, (iv) the income of any Subsidiary of the Corporation to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (v) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (vi) (to the extent not included in clauses (i) through (v) above) any net non-cash extraordinary gains or net non-cash extraordinary losses.
     “Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all Indebtedness of the Corporation and the Corporation’s Subsidiaries, determined on a consolidated basis.
     “Consolidated Total Leverage Ratio” means, as at each day of each Fiscal Quarter, the ratio of (a) Consolidated Total Debt as of such day of such Fiscal Quarter other than with respect to Debt Exclusions; to (b) LTM EBITDA.
     “Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or (ii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, including, without limitation, any credit support
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

agreements, makewell agreements, keepwell agreements and any other agreements evidencing similar obligations and (b) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.
     “Control Stockholder” has the meaning set forth in Section 3.1.1 hereof.
     “Conversion Agreement” has the meaning set forth in the recitals hereof.
     “Conversion Agreement Party” means any party to the Conversion Agreement other than the Corporation and its Subsidiaries.
     “Convertible Noteholders” has the meaning set forth in the preamble hereof.
     “Convertible Securities” means any Indebtedness or shares of Capital Stock (including Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Convertible Senior Subordinated Notes) convertible into or exchangeable for Common Stock, including Common Stock Equivalents.
     “Convertible Senior Subordinated Notes” shall mean those Convertible Senior Subordinated Notes issued to the Investors by the Corporation on December 30, 2003 in the original principal amount of Thirty One Million Seven Hundred Fifty Thousand Dollars ($31,750,000) and, subsequent to the redemptions contemplated by Section 2.3 of the 2007 Purchase Agreement, an outstanding principal amount as of the date hereof of Twenty Million Six Hundred Forty-Three Thousand Eight Hundred Thirty Five Dollars ($20,643,835).
     “Corporation” has the meaning set forth in the preamble hereof.
     “Corporation Offer” has the meaning set forth in Section 2.3.2.1 hereof.
     “Co-Sale Election” has the meaning set forth in Section 2.4.3 hereof.
     “Co-Sale Offering Stockholder” means a Management Controlling Offering Stockholder or a Series D Preferred Offering Stockholder, as applicable.
     “Co-Sale Notice” means a Management Controlling Co-Sale Notice or a Series D Preferred Co-Sale Notice, as applicable.
     “Co-Sale Pro Rata Portion” means, with respect to any Investor or Series E Preferred Stockholder, a fraction (A) the numerator of which is the sum of the number of shares of Common Stock held by such Investor, plus all Common Stock acquirable pursuant to Common
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

Stock Equivalents held by such Investor, and (B) the denominator of which is the sum of the aggregate number of shares of Common Stock, plus Common Stock acquirable pursuant to Common Stock Equivalents held by (i) all Investors (or by all Series E Preferred Stockholders in the case of Section 2.4.1(b)) and (ii) the Offering Stockholder (as defined in Section 2.4).
     “Covered Securities” means (i) shares of Common Stock, (ii) shares of Series B Preferred Stock, (iii) shares of Series C Preferred Stock, (iv) shares of Series D Preferred Stock, (v) shares of Series E Preferred Stock, (vi) Convertible Senior Subordinated Notes, (vii) any other shares of Capital Stock of the Corporation, (viii) any shares into which the securities described in the foregoing clauses (i) through (vii) may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed, including, without limitation, convertible securities, (ix) any shares of Capital Stock of the Corporation or any successor thereto received by the holders of such shares in a merger, consolidation or other reorganization of or including the Corporation, and (x) any securities now or hereafter convertible or exchangeable into securities described in the foregoing clauses (i) through (ix) or any interest in the foregoing clauses (i) through (ix).
     “Credit Agreement” means that certain Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of August 24, 2007, as amended, among the Corporation, Brightstar US, Inc., Brightstar Puerto Rico, Inc., Accellular, LLC, International Holdings, LLC, Brazilian Holdings, LLC, Bprepaid LLC, Narbitec LLC, Brightstar E-Pin Solutions Corp., Brightstar Retail LLC, Stronglink Logistics, LLC, Brightstar Venture LLC, International Wireless Supply Solutions LLC, Wireless Supply Solutions LLC, PNC Bank, National Association, PNC Capital Markets LLC, LaSalle Bank Midwest, National Association, Commerce Bank, N.A., and other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
     “Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which the Corporation or any of the Corporation’s Subsidiaries are a party.
     “Debt Exclusions” means: (i) non-recourse factoring of accounts receivable regardless of any accounting requirements to include such factoring as debt, (ii) trade payables regardless of whether the Corporation or any of the Corporation’s Subsidiaries is paying or is required to pay interest on such trade payables, (iii) debt of the Corporation or any of the Corporation’s Subsidiaries owed to a manufacturer that such manufacturer may sell to a financial institution (i.e., unsecured vendor financing), (iv) the Convertible Senior Subordinated Notes, and (v) Indebtedness under the VZ/BZ Aladi Arrangement.
     “Default” has the meaning set forth in Section 2.3.2.1 hereof.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Demand Notice” has the meaning set forth in Section 4.1.1.3 hereof.
     “Demand Shares” means (i) the Common Stock issued or issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock or held by the Series B and C Preferred Stockholders; (ii) the Common Stock issued or issuable upon conversion of the Series D Preferred Stock or held by the Series D Preferred Stockholders; (iii) the Common stock issued or issuable upon conversion of the Series E Preferred, (iv) the Common Stock issued or issuable upon conversion of the Convertible Senior Subordinated Notes; and (v) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Convertible Senior Subordinated Notes or such Common Stock described in the foregoing clauses (i), (ii), (iii), or (iv); provided, however, that the Demand Shares shall not include those Covered Securities that have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement.
     “Demand Stockholders” has the meaning set forth in Section 4.1.1.3 hereof.
     “Disability” shall have the meaning provided in the Executive Employment Agreement, dated August 2004, between R. Marcelo Claure and the Corporation.
     “Domestic Subsidiary” means any Subsidiary of the Corporation that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.
     “Effective Date” has the meaning set forth in the preamble hereof.
     “Employee Benefit Plan” means any Pension Plan (as defined herein) which is or was maintained or contributed to by the Corporation, any of the Corporation’s Subsidiaries or any of their respective ERISA Affiliates.
     “Excess Amount” has the meaning set forth in Section 2.3.1.2 hereof.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “Existing Stockholders Agreement” has the meaning set forth in the recitals hereof.
     “Falcon” means Falcon Mezzanine Partners, L.P. or its Affiliates.
     “Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
     “Fiscal Year” means the fiscal year of the Corporation and the Corporation’s Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year commences.
     “Foreign Subsidiary” means any Subsidiary of the Corporation that is not a Domestic Subsidiary.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Fully Diluted Capital Stock” means the sum of (i) the Corporation’s outstanding Common Stock, (ii) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, (iii) the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, (iv) the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, (v) the shares of Common Stock issuable upon conversion of any outstanding Series E Preferred Stock, (vi) the shares of Common Stock issuable upon conversion of the Convertible Senior Subordinated Notes, and (vii) the shares of Common Stock issuable upon the exercise of all other outstanding Convertible Securities.
     “GAAP” means generally accepted accounting principles as in effect in the United States of America set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case as the same are applicable to the circumstances as of the date of determination.
     “Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.
     “Government Authority” means any political subdivision or department thereof, any other governmental or regulatory body, including the National Association of Insurance Commissioners, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.
     “Hedge Agreement” means (i) an Interest Rate Agreement designed to hedge against fluctuations in interest rates, (ii) any Currency Agreement designed to hedge against fluctuations in currency values, and (iii) any other agreement or arrangement to which the Corporation or any of the Corporation’s Subsidiaries is a party which hedges against or is based upon fluctuations in the value of the equity securities of any Person, or any equity forward agreements or similar agreements or arrangements.
     “Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made without regard to any original issue discount relating thereto, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions), (iv) all obligations of such Person with respect to Capital Leases, (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (vi) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (vii) all obligations in respect of any preferred Capital Stock of such Person (including without limitation, the Preferred Stock) subject to mandatory sinking fund payments, redemption, repayment or other acceleration or that require the payment of dividends in cash, (viii) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

or is nonrecourse to the credit of that Person, (ix) the face amount of all letters of credit or bankers’ acceptances that such Person is obligated to reimburse the related letter of credit bank for, (x) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (xi) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, (xii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (xiii) all Contingent Obligations with respect to items (i)-(xii) above; provided, however, any balances that constitute trade payables (including trade payables arising under the Motorola Distributor Documents) or liabilities arising from advance payments or customer deposits for goods and services sold by the Corporation or any of the Corporation’s Subsidiaries arising in the ordinary course of business shall not constitute Indebtedness. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, investments, and in neither case constitute Indebtedness.
     “Industry Participant” means any Person and Affiliates of said Person that is engaged in the business in which the Corporation and/or its Subsidiaries are engaged in as of the last day of the last fiscal period for which audited annual financial statements have been delivered pursuant to Section 12 hereof; provided, however, that no Person shall be considered to be an Industry Participant solely as the result of the ownership by such Person of Capital Stock of any other Person that is an “Industry Participant” unless such aforementioned person owns in excess of 10% of the voting power of the outstanding common stock of such Industry Participant (or 20% of such voting power if such Industry Participant’s common stock is registered under the Securities Exchange Act of 1934). Without limiting the foregoing, an Industry Participant shall be deemed to include any customers, suppliers and competitors of the Corporation. For purposes of this section, the term “customers” and “suppliers” shall mean any current customer and supplier, respectively, of the Corporation and any Person who has been a customer or supplier of the Corporation at any time during or after the last fiscal period for which audited annual financial statements have been delivered to the Investors pursuant to Section 12 hereof.
     “Initiating Stockholders” has the meaning set forth in Section 4.1.1 hereof.
     “Inspectors” has the meaning set forth in Section 4.4.10 hereof.
     “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which the Corporation or any of the Corporation’s Subsidiaries is a party.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor to same.
     “Investors” means Falcon Mezzanine Partners, LP, Prudential Capital Partners, LP, Prudential Capital Partners Management Fund, L.P., Bill and Melinda Gates Foundation Trust, Arrow Investment Partners, RCG Carpathia Master Fund, Ltd., Mitsui, Lindsay Goldberg, and their respective Permitted Transferees.
     “Lindsay Goldberg” means LG Brightstar LLC, a Delaware limited liability company.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
     “LTM EBITDA” means Consolidated EBITDA for the four Fiscal Quarter period ended on the last day of the relevant Fiscal Quarter.
     “Majority Noteholder Investors” means those Investors that have purchased Convertible Senior Subordinated Notes under the 2003 Purchase Agreement and their Permitted Transferees holding any combination of Convertible Senior Subordinated Notes or shares of Common Stock or Series E Preferred Stock issued or issuable upon conversion of the Convertible Senior Subordinated Notes which represent a majority of the shares of Common Stock issued or issuable upon conversion of the Convertible Senior Subordinated Notes and any such Series E Preferred Stock.
     “Management Controlling Stockholders” means N&P and its Permitted Transferees.
     “Management Controlling Co-Sale Notice” has the meaning set forth in Section 2.4.1 hereof.
     “Management Controlling Offering Stockholder” has the meaning set forth in Section 2.4.1 hereof.
     “Mitsui” has the meaning set forth in the recitals hereof.
     “Mitsui Binding Offer” has the meaning set forth in Section 2.5.1 hereof.
     “Mitsui Competitors” means Sumitomo Corporation, Itochu Corporation, Marubeni Corporation, Sojitz Corporation, Mitsubishi Corporation and their respective Affiliates.
     “Mitsui Preliminary Proposal” has the meaning set forth in Section 2.5.1 hereof.
     “Motorola” means, collectively, Motorola, Inc., a Delaware corporation, and all of its Subsidiaries or Affiliates.
     “Motorola Distribution Agreement” means, collectively the Motorola Global Distribution Agreement and any other agreements pursuant to which the Corporation or any of its Subsidiaries or Affiliates are appointed to act as a distributor on behalf of Motorola, as any of the foregoing may be amended, supplemented or restated from time to time.
     “Motorola Distributor Documents” means, collectively, the Motorola Distribution Agreement, the Motorola Security Agreement and any other agreements, instruments or other documents under which any of the Motorola Liens are granted or any of the Motorola Obligations are created, evidenced, guaranteed or secured and any modifications, restatements or refinancings thereof or replacements therefore.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Motorola Foreign Subsidiary Security Agreement” means that certain Amended and Restated Security Agreement made as of December 8, 2004 by certain Foreign Subsidiaries in favor of Motorola, as the same may be amended, supplemented or restated from time to time.
     “Motorola Global Distribution Agreement” means that certain Amended and Restated Global Distribution Agreement for Mobile Phones and Accessories, effective as of January 1, 2007, entered into by and between Motorola and the Corporation, as the same may be further amended, supplemented or restated from time to time.
     “Motorola Liens” means any and all Liens which may be now or hereafter granted to Motorola by the Corporation or any of its Subsidiaries or Affiliates as set forth in the Motorola Security Agreement to secure any and all of the Brightstar Obligations (as such term is defined in the Motorola Payment Terms Agreement) and all other indebtedness, fees, interest, expenses and other obligation from time to time owing by one or more Brightstar Parties (as such term is defined in the Motorola Payment Terms Agreement) to Motorola under any of the Brightstar Documents (as such term is defined in the Motorola Payment Terms Agreement).
     “Motorola Obligations” shall mean the Brightstar Obligations (as such term is defined in the Motorola Payment Terms Agreement) and all other indebtedness, fees, interest, expenses and other obligations from time to time owing by one or more of the Brightstar Parties (as such term is defined in the Motorola Payment Terms Agreement) to Motorola under the Motorola Distributor Documents or any of the other Brightstar Documents (as such term is defined in the Motorola Payment Terms Agreement).
     “Motorola Parent Security Agreement” means collectively, (i) the Motorola Payment Terms Agreement , and (ii) that certain Amended and Restated Stock Pledge and Security Agreement dated as of April 23, 2004, by the Corporation in favor of Motorola, as amended, supplemented or restated from time to time.
     “Motorola Payment Terms Agreement” means that certain Second Amended and Restated Payment Terms Agreement dated as of July 7, 2008, by and among Motorola, the Corporation and the other persons and entities whose names appear on the signature pages thereto, as amended, supplemented or restated from time to time.
     “Motorola Security Agreement” means, collectively, the Motorola Parent Security Agreement, the Motorola Foreign Subsidiary Security Agreement, the Motorola US Security Agreement, and all other documents pursuant to which any of the Motorola Liens are created, as any of the foregoing may be amended, supplemented or restated from time to time.
     “Motorola US Security Agreement” means that certain Amended and Restated Security Agreement dated as of April 23, 2004, by Brightstar US, Inc., in favor of Motorola, as amended, supplemented or restated from time to time.
     “Mr. Claure” means Raul Marcelo Claure.
     “Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “N&P” means N&P Holdings, Limited Partnership, a Nevada limited partnership.
     “New Securities” means any Preferred Stock, Common Stock or other Capital Stock of the Corporation, whether now authorized or not, and all Common Stock Equivalents, provided, however, that the term “New Securities” shall not include:
a)	shares or Common Stock Equivalents issued to officers, directors, employees or consultants of the Corporation pursuant to stock option or purchase plans or similar agreements approved by the Board;

b)	any shares of Series B Preferred Stock issued under the 2006 Purchase Agreement and any shares of Common Stock of the Corporation issuable upon conversion of such Series B Preferred Stock;

c)	any shares of Series C Preferred Stock issued pursuant to the Conversion Agreement and any shares of Common Stock of the Corporation issuable upon conversion of such Series C Preferred Stock;

d)	any shares of Series D Preferred Stock issued under the 2007 Purchase Agreement and any shares of Common Stock of the Corporation issuable upon conversion of such Series D Preferred Stock;

e)	any shares of Series E Preferred Stock issuable upon conversion of Convertible Senior Subordinate Notes and any shares of Common Stock of the Corporation issuable upon conversion of such Series E Preferred Stock;

f)	any shares of Common Stock issuable upon conversion of Convertible Senior Subordinated Notes;

g)	any securities issued in connection with any stock split, stock divided or other similar event in which all Stockholders are entitled to participate on a pro rata basis;

h)	any securities issued upon the exercise, conversion or exchange of any security if such security constituted a New Security when issued;

i)	any securities issued in the Corporation’s Qualified Public Offering; and

j)	any securities issued pursuant to the acquisition of another corporation or entity by the Corporation from a third party that is not an Affiliate of the Corporation by consolidation, merger, purchase of assets, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or all or substantially all of the assets of a line of business or division of such other corporation or entity, or fifty percent (50%) or more of the voting power and equity ownership of such other entity and in each case as approved by the Board.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Offered Securities” has the meaning set forth in Section 2.3.2.1 hereof.
     “Offered Shares” has the meaning set forth in Section 2.4.2 hereof.
     “Offering Stockholder” has the meaning set forth in Section 2.3.2 hereof.
     “Offering Stockholder Acceptance” has the meaning set forth in Section 2.3.2.2 hereof.
     “Other Business” has the meaning set forth in Section 9 hereof.
     “Participating Investor” means (i) with respect to the Management Controlling Co-Sale Notice, each Investor and (ii) with respect to the Series D Preferred Co-Sale Notice, each Series E Preferred Stockholder.
     “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
     “Permitted Transfer” has the meaning set forth in Section 2.2 hereof.
     “Permitted Transferee” means the transferee in a Permitted Transfer.
     “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.
     “Preferred Stock” has the meaning set forth in the recitals hereof.
     “Preferred Stockholders” has the meaning set forth in the preamble hereof.
     “Primary Shares” means, at any time, the authorized but unissued shares of Common Stock of the Corporation.
     “Proposed Securities” has the meaning set forth in Section 2.5.1 hereof.
     “Pro-Rata Share” has the meaning set forth in Section 2.3.1.2 hereof.
     “Prudential” means Prudential Capital Partners, L.P. and/or Prudential Capital Partners Management Fund, L.P. or their Affiliates.
     “Qualified Public Offering” of the Corporation means the consummation of a bona fide underwritten initial public offering of the Common Stock of the Corporation pursuant to an effective Registration Statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering), resulting in gross proceeds of at least $100,000,000.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Records” has the meaning set forth in Section 4.4.10 hereof.
     “Refusal Period” has the meaning set forth in Section 2.3.1.1 hereof.
     “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of such Registration Statement.
     “Registrable Shares” means (i) all Common Stock issued or issuable upon conversion of the Series B Preferred Stock or the Series C Preferred Stock or held by the Series B Preferred Stockholders or the Series C Preferred Stockholders; (ii) all Common Stock issued or issuable upon conversion of the Series D Preferred Stock or held by the Series D Preferred Stockholders; (iii) all Common Stock issued or issuable upon conversion of the Series E Preferred Stock or held by the Series E Preferred Stockholders, (iv) all Common Stock issued or issuable upon conversion of the Convertible Senior Subordinated Notes; (v) all Common Stock Transferred to Telepark Corp. pursuant to the Telepark Purchase Agreement; and (vi) all Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or such Common Stock described in the foregoing clauses (i), (ii), (iii) (iv) or (v); provided, however, that the Registrable Shares shall not include those Covered Securities that have been effectively Registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement.
     “Registration Expenses” has the meaning set forth in Section 4.3 hereof.
     “Registration Statement” means a registration statement on Form S-1, SB-2 or S-3, or any successor form thereto, in compliance with the Securities Act.
     “Request for Mitsui Offer” has the meaning set forth in Section 2.5.1 hereof.
     “Request for Offer” has the meaning set forth in Section 2.3.2.1 hereof.
     “Sale of Control” has the meaning set forth in Section 3.1.1 hereof.
     “Securities Act” means the Securities Act of 1933, as amended, or any subsequent similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any subsequent similar Federal statute.
     “Selling Expenses” has the meaning set forth in Section 4.3 hereof.
     “Series B and C Majority Preferred Investors” means those Investors that have purchased Series B Preferred Stock under the 2006 Purchase Agreement and who may, from time to time, upon exercise of their conversion rights under the Conversion Agreement, receive Series C Preferred Stock, or in each case their respective Permitted Transferees, holding any combination of Series B Preferred Stock, Series C Preferred Stock or shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock which
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

represent a majority of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the Series C Preferred Stock.
     “Series B and C Preferred Stockholders” has the meaning set forth in the preamble hereof.
     “Series B Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Convertible Preferred Stock, Series B, and Qualifications, Limitations and Restrictions thereof, of the Corporation.
     “Series B Conversion Price” means the Conversion Price as defined in the Series B Certificate of Designation as in effect from time to time.
     “Series B Preferred Stock” has the meaning set forth in the recitals hereof.
     “Series B Preferred Stockholders” means each of the individuals or entities listed in Exhibit A that hold Series B Preferred Stock.
     “Series B Threshold Amount” means, with respect to each outstanding share of Series B Preferred Stock outstanding on the relevant date of determination, (a) during the period from the Series D Issue Date to the second anniversary of the Series D Issue Date, 150% of the Series B Conversion Price plus accumulated and unpaid dividends, (b) at the third anniversary of the Series D Issue Date, 160% of the Series B Conversion Price plus accumulated and unpaid dividends (provided that if the date of determination occurs between the second and third anniversary of the Series D Issue Date, then the percentage value will be equal to the sum of (x) 150% and (y) the product of (i) a fraction (A) the numerator of which is the number of days between the second anniversary date to the date of determination and (B) the denominator of which is 365 and (ii) 10%), (c) at the fourth anniversary of the Series D Issue Date, 170% of the Series B Conversion Price plus accumulated and unpaid dividends (provided that if the date of determination occurs between the third and fourth anniversary of the Series D Issue Date, then the percentage value will be equal to the sum of (x) 160% and (y) the product of (i) a fraction (A) the numerator of which is the number of days between the third anniversary date to the date of determination and (B) the denominator of which is 365 and (ii) 10%), (d) at the fifth anniversary of the Series D Issue Date, 180% of the Series B Conversion Price plus accumulated and unpaid dividends (provided that if the date of determination occurs between the fourth and fifth anniversary of the Series D Issue Date, then the percentage value will be equal to the sum of (x) 170% and (y) the product of (i) a fraction (A) the numerator of which is the number of days between the fourth anniversary date to the date of determination and (B) the denominator of which is 365 and (ii) 10%), and (e) after the fifth anniversary of the Series D Issue Date, 180% of the Series B Conversion Price plus accumulated and unpaid dividends.
     “Series C Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Convertible Preferred Stock, Series C, and Qualifications, Limitations and Restrictions thereof, of the Corporation.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Series C Conversion Price” means the Conversion Price as defined in the Series C Certificate of Designation as in effect from time to time.
     “Series C Issue Date” means, with respect to any sub-series of Series C Preferred Stock, the date of issuance of such sub-series of Series C Preferred Stock.
     “Series C Preferred Stock” has the meaning set forth in the recitals hereof.
     “Series C Preferred Stockholders” means each of the individuals and entities listed in Exhibit A that hold Series C Preferred Stock.
     “Series C Threshold Amount” means, with respect to each outstanding share of Series C Preferred Stock outstanding on the relevant date of determination, (a) during the period from the Series C Issue Date to the second anniversary of the Series C Issue Date, 150% of the Series C Conversion Price plus accumulated and unpaid dividends, (b) at the third anniversary of the Series C Issue Date, 160% of the Series C Conversion Price plus accumulated and unpaid dividends (provided that if the date of determination occurs between the second and third anniversary of the Series C Issue Date, then the percentage value will be equal to the sum of (x) 150% and (y) the product of (i) a fraction (A) the numerator of which is the number of days between the second anniversary date to the date of determination and (B) the denominator of which is 365 and (ii) 10%), (c) at the fourth anniversary of the Series C Issue Date, 170% of the Series C Conversion Price plus accumulated and unpaid dividends (provided that if the date of determination occurs between the third and fourth anniversary of the Series C Issue Date, then the percentage value will be equal to the sum of (x) 160% and (y) the product of (i) a fraction (A) the numerator of which is the number of days between the third anniversary date to the date of determination and (B) the denominator of which is 365 and (ii) 10%), (d) at the fifth anniversary of the Series C Issue Date, 180% of the Series C Conversion Price plus accumulated and unpaid dividends (provided that if the date of determination occurs between the fourth and fifth anniversary of the Series C Issue Date, then the percentage value will be equal to the sum of (x) 170% and (y) the product of (i) a fraction (A) the numerator of which is the number of days between the fourth anniversary date to the date of determination and (B) the denominator of which is 365 and (ii) 10%), and (e) after the fifth anniversary of the Series C Issue Date, 180% of the Series C Conversion Price plus accumulated and unpaid dividends.
     “Series D Board Designee” has the meaning set forth in Section 5.7.1 hereof.
     “Series D Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 6.4% Senior Cumulative Convertible Preferred Stock, Series D, and Qualifications, Limitations and Restrictions thereof, of the Corporation, adopted on June 23, 2007, as amended and restated from time to time.
     “Series D Conversion Price” means the Conversion Price as defined in the Series D Certificate of Designation as in effect from time to time.
     “Series D Issue Date” means June 28, 2007
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Series D Majority Preferred Investors” means those Investors that have purchased Series D Preferred Stock under the 2007 Purchase Agreement and their Permitted Transferees holding any combination of Series D Preferred Stock or shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock which represent a majority of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock.
     “Series D Preferred Co-Sale Notice” has the meaning set forth in Section 2.4.1 hereof.
     “Series D Preferred Offering Stockholder” has the meaning set forth in Section 2.4.1 hereof.
     “Series D Preferred Stock” has the meaning set forth in the recitals hereof.
     “Series D Preferred Stockholders” has the meaning set forth in the preamble hereof.
     “Series D Threshold Amount” means, with respect to each outstanding share of Series D Preferred Stock outstanding on the relevant date of determination, (a) during the period from the Series D Issue Date to the second anniversary of the Series D Issue Date, 150% of the Series D Conversion Price plus accumulated and unpaid dividends, (b) at the third anniversary of the Series D Issue Date, 160% of the Series D Conversion Price plus accumulated and unpaid dividends (provided that if the date of determination occurs between the second and third anniversary of the Series D Issue Date, then the percentage value will be equal to the sum of (x) 150% and (y) the product of (i) a fraction (A) the numerator of which is the number of days between the second anniversary date to the date of determination and (B) the denominator of which is 365 and (ii) 10%), (c) at the fourth anniversary of the Series D Issue Date, 170% of the Series D Conversion Price plus accumulated and unpaid dividends (provided that if the date of determination occurs between the third and fourth anniversary of the Series D Issue Date, then the percentage value will be equal to the sum of (x) 160% and (y) the product of (i) a fraction (A) the numerator of which is the number of days between the third anniversary date to the date of determination and (B) the denominator of which is 365 and (ii) 10%), (d) at the fifth anniversary of the Series D Issue Date, 180% of the Series D Conversion Price plus accumulated and unpaid dividends (provided that if the date of determination occurs between the fourth and fifth anniversary of the Series D Issue Date, then the percentage value will be equal to the sum of (x) 170% and (y) the product of (i) a fraction (A) the numerator of which is the number of days between the fourth anniversary date to the date of determination and (B) the denominator of which is 365 and (ii) 10%), and (e) after the fifth anniversary of the Series D Issue Date, 180% of the Series D Conversion Price plus accumulated and unpaid dividends.
     “Series E Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Convertible Preferred Stock, Series E, and Qualifications, Limitations and Restrictions thereof, of the Corporation, adopted on September __, 2008, as amended and restated from time to time.
     “Series E Conversion Price” means the Conversion Price as defined in the Series E Certificate of Designation as in effect from time to time.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     “Series E Preferred Stockholders” means each of the individuals and entities listed in Exhibit C that hold Series E Preferred Stock.
     “Series E Threshold Amount” means 200% of the Series E Conversion Price.
     “Stockholders” means the Common Stockholders, the Preferred Stockholders and the Convertible Noteholders collectively.
     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
     “Telepark Purchase Agreement” means that certain Stock Purchase Agreement, dated May 23, 2007, by and among Telepark Corp., N&P, and the Corporation.
     “Transfer” or “Transferred” means any sale, transfer, gift, pledge, assignment, distribution, encumbrance, hypothecation, mortgage, granting of a security interest, charge or Lien in or other disposition, including, without limitation, any transfer of bankruptcy assets pursuant to the U.S. Bankruptcy Code.
     “Transfer Acceptance” has the meaning set forth in Section 2.5.2 hereof.
     “Transferor” has the meaning set forth in Section 2.5.1 hereof.
     “Trigger Events” means each of the following events: (i) the consummation of an initial public offering, (ii) the Corporation’s Total Leverage Ratio measured at the end of each Fiscal Quarter, exceeding 4.5 to 1 for two consecutive quarters, (iii) the Corporation’s LTM EBITDA, measured at the end of each Fiscal Quarter, failing to be greater than or equal to $100,000,000 for two consecutive quarters, (iv) after the Effective Date, the sale or Transfer, directly or indirectly, by N&P or Mr. Claure of any of its or his shares of Common Stock (other than to a Permitted Transferee), (v) the death or Disability of Mr. Claure, (vi) if Mr. Claure ceases to be the Chief Executive Officer of the Corporation for any reason, or (vii) Lindsay Goldberg executes a voting proxy (other than with respect to veto rights) for the benefit of Mr. Claure with respect to its Series D Preferred Stock which is irrevocable prior to the occurrence of any of the events in (i)-(vi) above.
          “VZ/BZ Aladi Arrangement” means a financing arrangement under the Aladi Treaty between Brazil, Venezuela and Mexico, pursuant to which SIMM-Solucoes Inteligentes Para Mercado Movel do Brasil Ltda., an Affiliate of the Corporation (“Simm”), obtains advances from certain Brazilian banks for shipments from Motorola to customers of Simm located in Venezuela with such advances being secured by letters of credit in favor of Simm and a Motorola guaranty. As a result of the foregoing, Simm incurs a temporary liability until such letters of credit are drawn upon by the applicable Brazilian bank.
     2. Transfer Restrictions.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

          2.1 General Restrictions. No Covered Security now owned (beneficially or otherwise) or subsequently acquired (directly or indirectly) by any Stockholder shall be Transferred, except in accordance with this Agreement. Every Transfer of Covered Securities by a Stockholder shall be subject to the condition that the proposed transferee, if not already bound by this Agreement, shall first agree in writing, in form reasonably satisfactory to the Corporation, to be bound by the terms hereof.
          2.2 Certain Permitted Transfers.
               2.2.1 Subject to the last sentence of Section 2.1 hereof, each Stockholder may, at any time, Transfer any of his or its Covered Securities, without the consent of any other party hereto and without first complying with the provisions of Section 2.4 hereof (each, together with a Transfer permitted under Section 2.2.2. below, a “Permitted Transfer”) to (i) its Affiliates; (ii) his or her spouse (other than in connection with a divorce proceeding), parents, children (natural or otherwise), stepchildren or grandchildren, or a trust or similar vehicle solely for the benefit of any such person or persons; (iii) such Stockholder’s stockholders, officers or directors, partners or members, as applicable, on a pro-rata basis in connection with any dividend, distribution or upon liquidation thereof; (iv) to any other Stockholder; or (v) in the case of any Investor, to a pledgee that is a commercial bank or other financial institution providing financing to such Investor, which such pledgee is taking a security interest in such Investor’s Covered Securities in connection with such financing; provided, however, that, in any such above described event, such transferring Stockholder shall notify the Corporation, in writing, prior to such Permitted Transfer.
               2.2.2 Subject to the last sentence of Section 2.1 hereof, each Stockholder may, at any time, Transfer any of his or its Covered Securities to any Person, without the consent of any other party hereto, but subject to Sections 2.4 and 2.5 hereof (a “Permitted Transfer”); provided, however, that no Investor may Transfer any of his or its Covered Securities to an Industry Participant, except as otherwise provided in Section 2.3.2 hereof.
          2.3 Preemptive Rights and Rights of First Offer.
               2.3.1 Preemptive Rights Upon Corporate Issuances.
                    2.3.1.1 Preemptive Rights. At any time prior to a Qualified Public Offering, if the Corporation shall propose to issue any New Securities, the Corporation first shall offer, by written notice, to the Investors the right, for a period of thirty (30) days (the “Refusal Period”), to purchase for cash at an amount equal to the price or fair market value of other consideration for which such New Securities are to be issued, a number of such New Securities offered in such proposed issuance so that, after giving effect to such issuance (and the conversion, exercise or exchange into or for, whether directly or indirectly, shares of Common Stock of all such New Securities that are so convertible, exercisable or exchangeable), each of the Investors will continue to maintain his or its same proportionate ownership of the Fully Diluted Capital Stock as of the date of such notice (treating each of such Investors, for the purpose of such computation, as the holder of (i) the number of shares of Common Stock that would be issuable to such party upon the conversion, exercise or exchange of all Convertible Securities held by such party on the date such offer is made into or for (whether directly or
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

indirectly) shares of Common Stock and assuming the like conversion, exercise or exchange of all such other Convertible Securities held by other persons), in addition to (ii) the number of shares of Common Stock such Investor holds.
                    2.3.1.2 Mechanics of Preemptive Right. The closing of any purchase of any New Securities proposed to be issued pursuant to this Section 2.3 shall take place at the principal office of the Corporation within ninety (90) days after the date of the Corporation’s written notice to the Investors (each, a “Closing Date”); provided that such 90-day period shall be extended to the extent necessary to obtain all the required consents and approvals of any Government Authority. The Corporation’s written notice to the Investors shall describe the New Securities proposed to be issued by the Corporation and specify the number of New Securities to be offered to the Investors (determined pursuant to Section 2.3.1.1 hereof), price and other terms. Each Investor may accept the Corporation’s offer as to the full number of New Securities (as determined pursuant to Section 2.3.1.1), or any lesser number, by written notice thereof given by such Investor to the Corporation prior to the expiration of the Refusal Period, in which event the Corporation shall sell and such Investor shall buy, upon the terms specified, the number of New Securities agreed to be purchased by such Investor by the Closing Date and concurrent with the sale by the Corporation of the remainder of such New Securities as hereinafter provided. In its written notice of acceptance to the Corporation, each Investor may indicate the maximum number of New Securities such Investor would purchase in excess of such Investor’s Pro Rata Share (the “Excess Amount”). For purposes of this Section 2.3.1.2, “Pro-Rata Share” shall mean, with respect to each Investor, the percentage equal to (i) the number of Covered Securities owned by such Investor as the aggregate of (x) the number of shares of Common Stock that would be issuable to such Investor upon the conversion, exercise or exchange of all Convertible Securities held by such Investor on the date such offer is made into or for (whether directly or indirectly) shares of Common Stock and (y) the number of shares of Common Stock owned by such Investor, divided by (ii) the number of Covered Securities owned by all Investors as the aggregate of (x) the number of shares of Common Stock that would be issuable upon the conversion, exercise or exchange of all Convertible Securities on the date such offer is made into or for (whether directly or indirectly) shares of Common Stock and assuming the like conversion, exercise or exchange of all such other Convertible Securities held by all Investors and (y) the number of shares of Common Stock owned by all Investors. If one or more Investors declines to participate in such purchase or elects to purchase less than such Investor’s Pro-Rata Share, then such rejected New Securities shall automatically be deemed to be accepted by the Investors who specified an Excess Amount in their respective notice of acceptance, allocated among such Investors in proportion to their respective Pro-Rata Share determined based only on the participating Investors but in no event shall an amount greater than an Investor’s Excess Amount be allocated to such Investor. Any excess New Securities shall be allocated among the remaining participating Investors whose specified Excess Amount has not been satisfied in proportion to their respective Pro-Rata Share, determined based only on the participating Investors, and such procedure shall be employed until the entire Excess Amount of each participating Investor has been satisfied or all New Securities have been allocated. The Corporation shall be free at any time during the period of sixty (60) days after the Refusal Period to offer and sell to a purchaser (who shall not be any of the Mitsui Competitors on or prior to December 31, 2010, unless otherwise agreed by Mitsui) in one transaction or a series of transactions, the remainder of the New Securities proposed to be issued by the Corporation
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

(including, but not limited to, the New Securities not agreed by the Investors to be purchased by them), at a price and on other terms no more favorable to such purchaser than those specified in such notice of offer to the Investors. However, if such sale or sales is or are not consummated within such sixty (60) day period as to any number of New Securities, the Corporation shall not sell such New Securities as shall not have been purchased within such period without again complying with this Section 2.3.1.
          2.3.2 Transfer to Industry Participant.
                    2.3.2.1 If a Default or Event of Default has occurred and is continuing under the 2003 Purchase Agreement and/or a Protective Default, Payment Default or Outside Date Default has occurred and is continuing under the Series B Certificate of Designation and/or the Series C Certificate of Designation and/or the Series D Certificate of Designation (collectively, a “Default”), and then only during such period as the Corporation is in Default under the said instrument, an Investor (for purposes of this Section 2.3.2, the “Offering Stockholder”) may Transfer to an Industry Participant all or any portion of the Covered Securities covered by such instrument and held by such Offering Stockholder, and if such Transfer is prior to a Qualified Public Offering, the Offering Stockholder shall deliver written notice to the Corporation of its intent to Transfer all or a portion of its Covered Securities (the “Offered Securities”) to an Industry Participant. The written notice (the “Request for Offer”) shall include a request that the Corporation make a written offer to the Offering Stockholder to purchase the Offered Securities. The Corporation shall have a period of thirty (30) calendar days in which to make a written offer (the “Corporation Offer”) to the Offering Stockholder to purchase all but not less than all of the Offered Securities, which Corporation Offer shall include the proposed purchase price per security for the Offered Securities and all other material terms and conditions of the Corporation Offer. The Corporation shall, within fifteen (15) calendar days after delivery of the Corporation Offer provide written evidence to the Offering Stockholder that it is ready, willing and able to purchase the Offered Securities, such written evidence to be satisfied by verified account statements reflecting that the Corporation maintains sufficient cash or cash equivalents on hand to cover the aggregate purchase price for the Offered Securities or a written financing commitment from a lender reasonably acceptable to the Offering Stockholder.
                    2.3.2.2 The Offering Stockholder shall have the right for a period of fifteen (15) calendar days after receipt of the financial information described in the last sentence of Section 2.3.2.1 to accept the Corporation Offer. The Offering Stockholder’s right to accept the Corporation Offer shall be exercised by delivering written notice (the “Offering Stockholder Acceptance”) to such effect to the Corporation. An Offering Stockholder Acceptance shall be deemed to be an irrevocable commitment to Transfer the Offered Securities to the Corporation at the price and on all other terms and conditions set forth in the Corporation Offer and in this Section 2.3.2. The failure of the Offering Stockholder to exercise its right to accept the Corporation Offer within such fifteen (15) calendar day period shall be deemed to be a waiver of its right to accept the Corporation Offer.
                    2.3.2.3 If the Offering Stockholder accepts the Corporation Offer, the purchase and sale of the Offered Securities to the Corporation shall occur at such time as requested by the Offering Stockholder; provided, however, that such date shall not be earlier than twenty (20) Business Days following the Offering Stockholder Acceptance or later than ninety
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

(90) days following the date on which the Request for Offer was received by the Corporation. Such sale shall be effected by the Offering Stockholder’s delivery to the Corporation of certificates evidencing the Offered Securities purchased, duly endorsed for Transfer, against payment to the Offering Stockholder of the purchase price therefor by the Corporation.
                    2.3.2.4 If the Offering Stockholder rejects the Corporation Offer under this Section 2.3.2, and the Offering Stockholder elects to Transfer the Offered Securities to an Industry Participant, the Transfer must be consummated within one hundred twenty (120) days following the date on which the Request for Offer was received by the Corporation (provided that such 120-day period shall be extended to the extent necessary to obtain all the required consents and approvals of any Government Authority) and the purchase price paid or payable by the Industry Participant for the Offered Securities shall be greater than the purchase price set forth in the Corporation Offer.
                    2.3.2.5 Nothing in this Section 2.3.2 shall entitle the Corporation to have a right of first offer on any Covered Securities held by any Investor except in the specific circumstance described in Section 2.3.2.1.
          2.4 Right of Co-Sale.
               2.4.1 (a) At any time prior to the consummation of the Corporation’s Qualified Public Offering, if any Management Controlling Stockholder (for purposes of this Section 2.4, the “Management Controlling Offering Stockholder”) proposes to Transfer its or his Covered Securities to a Person not a Permitted Transferee described in clauses (i) or (ii) of Section 2.2.1 in a transaction otherwise permitted under and in compliance with Sections 2.1 or 2.2.2 hereof, then each Investor shall be afforded the opportunity, pursuant to a written notice from such Management Controlling Offering Stockholder to join in such Transfer by selling its Covered Securities in accordance with Section 2.4.3 below (the “Management Controlling Co-Sale Notice”).
                    (b) At any time prior to the consummation of the Corporation’s Qualified Public Offering, if any Series D Preferred Stockholder (for purposes of this Section 2.4, the “Series D Preferred Offering Stockholder”) proposes to Transfer its or his Covered Securities to a Person not a Permitted Transferee described in clauses (i) or (ii) of Section 2.2.1 in a transaction otherwise permitted under and in compliance with Sections 2.1 or 2.2.2 hereof, then each Series E Preferred Stockholder shall be afforded the opportunity, pursuant to a written notice from such Series D Preferred Offering Stockholder to join in such Transfer by selling its Series E Preferred Stock in accordance with Section 2.4.3 below (the “Series D Preferred Co-Sale Notice”).
               2.4.2 The Co-Sale Offering Stockholder shall deliver the Co-Sale Notice at least twenty (20) Business Days prior to the consummation of the Proposed Transfer and shall include: (i) the number of Covered Securities that the Co-Sale Offering Stockholder owns and wishes to sell (for purposes of this Section 2.4, the “Offered Shares”), (ii) the proposed purchase price per share for the Offered Shares (the offer to purchase such shares shall be in cash or cash equivalent only), (iii) the identity of the proposed transferee, (iv) written evidence that the proposed transferee has made a bona fide offer for the Offered Shares and is ready, willing and
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

able to purchase the Offered Shares at the price specified and (v) all other terms and conditions of the offer made by the proposed purchaser of the Offered Shares.
               2.4.3 Each Participating Investor may notify, within twenty (20) Business Days after the date of the Co-Sale Notice, the Co-Sale Offering Stockholder of its election to sell a portion of its Covered Securities to the proposed purchaser in an amount not exceeding the number of Offered Shares multiplied by such Participating Investor’s Co-Sale Pro Rata Portion (the “Co-Sale Election”). The Co-Sale Election shall be deemed to be an irrevocable commitment to sell to the proposed purchaser the number of Covered Securities that the Participating Investor has elected to sell pursuant to the Co-Sale Election. The sale and purchase of Covered Securities contemplated by the Co-Sale Election shall be on the same terms set forth in the Co-Sale Notice. The number of Offered Shares sold to the proposed purchaser by the Co-Sale Offering Stockholder shall be reduced by the number of Covered Securities purchased by the proposed purchaser from the Participating Investor under this Section 2.4. The closing of the sale of Covered Securities by the Participating Investor to the proposed purchaser shall occur simultaneously with the closing of the sale of Offered Shares by the Co-Sale Offering Stockholder to the proposed purchaser. Any such sale within one hundred twenty (120) days after the date of receipt of the Co-Sale Notice shall be made only to persons identified in the Co-Sale Notice and at the same price and upon the same terms and conditions as those set forth in the Co-Sale Notice. In the event such Co-Sale Offering Stockholder has not sold the Offered Shares within such 120-day period, the Co-Sale Offering Stockholder shall not thereafter sell any Covered Securities without first complying with the provisions of this Section 2.4.
               2.4.4 The Corporation shall register any Transfer of any Offered Shares in its records and shall issue the applicable share certificates to any transferee.
               2.4.5 The Participating Investor shall not be responsible for any costs incurred by the Corporation or any other party as a result of the Participating Investor exercising its rights under this Section 2.4, except for any legal fees, expenses and selling commissions personally incurred or contracted for by the participating Investor (or Series E Preferred Stockholder, as applicable).
          2.5 Transfer to Mitsui Competitor.
               2.5.1 Prior to January 1, 2011, provided that a Qualified Public Offering has not yet been consummated, if any stockholder (for the purposes of this Section 2.5, the “Transferor”) other than N&P and its Permitted Transferees wishes to Transfer any of his or its Covered Securities to any of the Mitsui Competitors, the Transferor shall deliver written notice to Mitsui of its intent to Transfer all or a portion of its Covered Securities (the “Proposed Securities”) to a Mitsui Competitor. The written notice (the “Request for Mitsui Offer”) shall include a request that Mitsui make a written offer to the Transferor to purchase the Proposed Securities. Mitsui shall have a period of ten (10) Business Days in which to make a written non legally binding proposal (the “Mitsui Preliminary Proposal”) to the Transferor to purchase all of the Proposed Securities, which Mitsui Preliminary Proposal shall include the proposed purchase price per security for the Proposed Securities and all other material terms and conditions of such purchase. Mitsui shall, subject to its board approval, within thirty (30) calendar days after delivery of the Mitsui Preliminary Proposal provide a written legally binding offer (the “Mitsui
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

Binding Offer”) to the Transferor to purchase the Proposed Securities, with such written evidence that Mitsui is ready, willing and able to purchase the Proposed Securities, such written evidence to be satisfied by verified account statements reflecting that Mitsui maintains sufficient cash or cash equivalents on hand to cover the aggregate purchase price for the Proposed Securities or a written financing commitment from a lender reasonably acceptable to the Transferor. If Mitsui does not make both a Mitsui Preliminary Proposal and a Mitsui Binding Offer within the time periods set forth above, Mitsui will be deemed to have waived its rights with respect to such offer.
               2.5.2 The Transferor shall have the right for a period of fifteen (15) calendar days after receipt of the financial information described in the second to last sentence of Section 2.5.1 to accept the Mitsui Binding Offer. The Transferor’s right to accept the Mitsui Binding Offer shall be exercised by delivering written notice (the “Transferor Acceptance”) to such effect to Mitsui. The Transferor Acceptance shall be deemed to be an irrevocable commitment to Transfer the Proposed Securities to Mitsui at the price and on all other terms and conditions set forth in the Mitsui Binding Offer and in this Section 2.5. The failure of the Transferor to exercise its right to accept the Mitsui Binding Offer within such fifteen (15) calendar day period shall be deemed to be a waiver of its right to accept the Mitsui Binding Offer.
               2.5.3 If the Transferor accepts the Mitsui Binding Offer, both the Transferor and Mitsui shall exercise their best efforts to cause the purchase and sale of the Proposed Securities to occur no later than twenty (20) Business Days following the Transferor Acceptance, which date may be extended by written agreement of both the Transferor and Mitsui, in the event of delay caused by, including, but not limited to, (i) action necessary by the Transferor to cause the sale, or (ii) action by any Government Authority but in any event will close within forty-five (45) Business Days. The Transferor and the Corporation shall cooperate with Mitsui in preparing any necessary filing with the Government Authority so that Mitsui can close within the period specified above. Such sale shall be effected by the Transferor’s delivery to Mitsui of certificates evidencing the Proposed Securities purchased, duly endorsed for Transfer, against payment to the Transferor of the purchase price therefor by Mitsui. Failure by Mitsui to close is a waiver of its rights hereunder.
               2.5.4 If the Transferor rejects the Mitsui Binding Offer (or accepts the Mitsui Binding Offer as to a portion of the Proposed Securities) under this Section 2.5, and the Transferor elects to Transfer the Proposed Securities (or the rest of the Proposed Securities) to a Mitsui Competitor, the Transfer must be consummated within one hundred twenty (120) days following the date on which the Request for Mitsui Offer was received by Mitsui, at a purchase price greater than the purchase price set forth in the Mitsui Offer and on other terms not more favorable to the transferee than the terms set forth in the Mitsui Binding Offer.
               2.5.5 Prior to January 1, 2011, provided that a Qualified Public Offering has not yet been consummated, N&P and its Permitted Transferees shall not Transfer any of their Covered Securities to any of the Mitsui Competitors without the express prior written consent of Mitsui.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     3. Drag-Along Rights.
          3.1 Sale of Control.
               3.1.1 At any time prior to the consummation of the Corporation’s Qualified Public Offering, if the Stockholders holding a majority of the voting power of the outstanding Fully Diluted Capital Stock of the Corporation (the “Control Stockholders”) shall propose to sell to a third party that is not an Affiliate of the Corporation or any Stockholder (a “Sale of Control”) all or substantially all of their Covered Securities (provided that shares representing at least a majority of the voting power of the Corporation shall have been Transferred), at a purchase price per share not less than the Series B Threshold Amount or the Series C Threshold Amount, which consideration shall be at least 90% in cash or securities registered under the Securities Act and listed on a national exchange or on the Nasdaq National Market, then the Control Stockholders shall have the right (but not the obligation) to cause each Series B and C Preferred Stockholder to sell or cause to be sold the same proportionate part of the Covered Securities owned by such Series B and C Preferred Stockholder as are proposed to be sold by such Control Stockholders, for the consideration equal to the sum of (i) the same consideration per share and (ii) the amount of dividends, if any, accrued and unpaid on such Covered Securities to be sold by such Series B and C Preferred Stockholder and otherwise on the same terms and conditions obtained by such Control Stockholders in the Sale of Control.
               3.1.2 At any time prior to the consummation of the Corporation’s Qualified Public Offering, if the Control Stockholders shall propose a Sale of Control of all or substantially all of their Covered Securities (provided that shares representing at least a majority of the voting power of the Corporation shall have been Transferred), at a purchase price per share not less than the Series D Threshold Amount, then the Control Stockholders shall have the right (but not the obligation) to cause each Series D Preferred Stockholder to sell or cause to be sold the same proportionate part of the Covered Securities owned by such Series D Preferred Stockholder as are proposed to be sold by such Control Stockholders, for the consideration equal to the sum of (i) the same consideration per share and (ii) the amount of dividends, if any, accrued and unpaid on such Covered Securities to be sold by such Series D Preferred Stockholder and otherwise on the same terms and conditions obtained by such Control Stockholders in the Sale of Control.
               3.1.3 At any time prior to the consummation of the Corporation’s Qualified Public Offering, if the Control Stockholders shall propose a Sale of Control of all or substantially all of their Covered Securities (provided that shares representing at least a majority of the voting power of the Corporation shall have been Transferred), at a purchase price per share not less than the Series E Threshold Amount, then the Control Stockholders shall have the right (but not the obligation) to cause each Series E Preferred Stockholder to sell or cause to be sold the same proportionate part of the Covered Securities owned by such Series E Preferred Stockholder as are proposed to be sold by such Control Stockholders, for the consideration equal to the sum of (i) the same consideration per share and (ii) the amount of dividends, if any, accrued and unpaid on such Covered Securities to be sold by such Series E Preferred Stockholder and otherwise on the same terms and conditions obtained by such Control Stockholders in the Sale of Control.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

               3.1.4 At any time prior to the consummation of the Corporation’s Qualified Public Offering, if the Control Stockholders shall propose a Sale of Control of all or substantially all of their Covered Securities (provided that shares representing at least a majority of the voting power of the Corporation shall have been Transferred), then the Control Stockholders shall have the right (but not the obligation) to cause each Common Stockholder to sell or cause to be sold the same proportionate part of the Covered Securities owned by such Common Stockholder as are proposed to be sold by such Control Stockholders, for consideration equal to the sum of (i) the same consideration per share and (ii) the amount of dividends, if any, accrued and unpaid on such Covered Securities to be sold by such Common Stockholder and otherwise on the same terms and conditions obtained by such Control Stockholders in the Sale of Control. For purposes of this Section 3.1.4, the Control Stockholders may not require (A) Mitsui or its Affiliates to sell shares of Common Stock pursuant to this Section if such Common Stock was received on conversion of Series B Preferred Stock or Series C Preferred Stock unless the consideration per share equals or exceeds the Series B Threshold Amount with respect to shares of Common Stock received on conversion of the Series B Preferred Stock and the Series C Threshold Amount with respect to shares of Common Stock received on conversion of the Series C Preferred Stock or (B) Lindsay Goldberg or its Affiliates to sell shares of Common Stock pursuant to this Section if such Common Stock was received on conversion of Series D Preferred Stock unless the consideration per share equals or exceeds the Series D Threshold Amount with respect to shares of Common Stock received on conversion of the Series D Preferred Stock.
          3.2 Closing. The closing of any sale under this Section 3 shall be on a date determined by the Control Stockholders, which date shall not be less than twenty (20) Business Days after the date the written notice of the Sale of Control shall be given. A Stockholder participating in the sale pursuant to this Section shall deliver to the transferee(s) at the closing, one or more certificates, properly endorsed for Transfer or accompanied by stock transfer powers duly endorsed for Transfer, with all stock transfer taxes paid and stamp affixed, which represent the Covered Securities owned by such Stockholder and required to be Transferred pursuant to Section 3.1 above. In the event that the Stockholders are required by the Control Stockholders to make any representations, warranties or indemnities for the benefit of the purchaser in connection with a Sale of Control, then (x) no Stockholder will be liable for more than the total net proceeds (net of taxes paid in respect of such proceeds) received by such Stockholder in connection with such Sale of Control and (y) no Stockholder shall be required, in its capacity as a Stockholder, to make any representations or warranties other than representations, warranties and indemnities made by a Stockholder concerning that Stockholder’s valid ownership of its Covered Securities, free of Liens and encumbrances, and that Stockholder’s authority, power and right to enter into and consummate such Sale of Control, but all Stockholders shall jointly, but subject to the provisions of the preceding clause (x), provide the indemnities required by the Control Stockholders relating to the breach of any representation or warranty made by the Corporation (but not any representation or warranty made by any other Stockholder). In addition, such Stockholders shall reasonably cooperate in order to effect the Sale of Control described in this Section 3.2, and the Corporation and such Stockholders shall provide reasonable assistance to the Control Stockholders in connection with the preparation of disclosure schedules relating to representations and warranties to be made to the transferee(s).
     4. Registration Rights.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

          4.1 Demand Registration Rights.
                    4.1.1 Demand Registration Rights. (a) The Majority Noteholder Investors shall collectively have the right by written notice at any one time after the earlier to occur of (i) consummation of an initial public offering and (ii) the maturity date of the Convertible Senior Subordinated Notes, to request that the Corporation effect a Registration under the Securities Act of its shares of Common Stock underlying, or previously converted into pursuant to the terms of, the Convertible Senior Subordinated Notes or the Series E Preferred Stock; (b) the Series B and C Majority Preferred Investors shall collectively have the right by written notice, at any one time after the earlier to occur of (i) the date on which any other Stockholder can exercise demand registration rights similar to those granted to the Series B and C Majority Preferred Investors pursuant to this Section 4.1.1, (ii) consummation of an initial public offering, and (iii) September 30, 2011, to request that the Corporation effect a Registration under the Securities Act of its shares of Common Stock (x) underlying, or previously converted into pursuant to the terms of, the Series B Preferred Stock or the Series C Preferred Stock, (y) held by the Series B and C Majority Preferred Investors or (z) held by Telepark Corp.; and (c) the Series D Majority Preferred Investors shall collectively have the right by written notice, at any one time after the earlier to occur of (i) the date on which any other Stockholder can exercise demand registration rights similar to those granted to the Series D Preferred Stockholders pursuant to this Section 4.1.1, (ii) consummation of an initial public offering, and (iii) September 30, 2011, to request that the Corporation effect a Registration under the Securities Act of its shares of Common Stock underlying, or previously converted into pursuant to the terms of, the Series D Preferred Stock. The Corporation shall use its reasonable best efforts to effect the Registration under the Securities Act of the Demand Shares that the Corporation has been so requested by the applicable Investors under either clause (a), (b) or (c) of this Section 4.1.1 (in such capacity, the “Initiating Stockholders”) to Register (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations under the Securities Act and any other governmental requirements or regulations) in accordance with this Section 4.1.
                    4.1.1.1 Limitations. The Corporation shall not be required to file and cause to become effective (i) any Registration Statement, the reasonably anticipated aggregate price to the public of which would not exceed $10,000,000, (ii) any Registration Statement during any period in which any other Registration Statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior ninety (90) days and in which the holders of Registrable Shares may include Registrable Shares pursuant to Section 4.2, and (iii) any Registration Statement that would require an audit of the Corporation to be performed outside of the ordinary course of business.
                    4.1.1.2 Delay. The Corporation may delay the filing or effectiveness of any Registration Statement after the date of a request for Registration pursuant to this Section 4 if at the time of such request (i) the Corporation is engaged, or has fixed plans to engage, within thirty (30) days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares may include Registrable Shares pursuant to Section 4.2 hereof or (ii) the Corporation provides to the Initiating
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

Stockholders a written certificate, signed by the President of the Corporation, stating that in the good faith determination of the Board, such registration and offering would be seriously detrimental to any material transaction involving the Corporation; provided, however, that the Corporation may delay the filing or effectiveness of a Registration Statement pursuant to this Section 4.2.1.2 no more than two (2) times during the term of this Agreement, and then, as to each, for a period not in excess of ninety (90) days from the effective date of such offering, or the date of commencement of such other transaction, as the case may be, but in no event more than one hundred twenty (120) days from the date of a request for Registration pursuant to this Section 4.
                    4.1.1.3 Registration Mechanics; Allocation of Shares in Demand Registration. Following receipt of a written request by the Initiating Stockholders to effect a Registration under the Securities Act of their shares of Common Stock pursuant to Section 4.1.1 hereof (each a “Demand Notice”), the Corporation shall notify all holders of Registrable Shares from whom a Demand Notice has not been received, and the Corporation shall use its reasonable best efforts to Register under the Securities Act, for public sale in accordance with the method of disposition specified in the Demand Notice, the number of shares of Common Stock specified in the Demand Notice (and, as applicable, in all other notices received by the Corporation from other holders of Registrable Shares within thirty (30) days after the giving of such notice by the Corporation) (the Initiating Stockholders and all other holders of Registrable Shares giving such notice to the Corporation, collectively the “Demand Stockholders”) and any Primary Shares. Notwithstanding the foregoing, if the managing underwriter (as selected by a majority-in-interest of the Demand Stockholders included in such Registration and as shall be reasonably acceptable to the Corporation) advises the Corporation that the inclusion of all Registrable Shares and/or Primary Shares proposed to be included in such Registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such Registration, then the number of Registrable Shares and/or Primary Shares proposed to be included in such Registration shall be included in the following order:
a)	first, the Demand Shares and any other Covered Securities owned by all Demand Stockholders based on their pro-rata percentages of Demand Shares and other Covered Securities requested to be Registered; and

b)	second, the Primary Shares; and

c)	third, all other Registrable Shares (or, if necessary, such Registrable Shares pro rata, among the Stockholders thereof based upon the number of Registrable Shares requested to be Registered by each such Stockholder).
                    4.1.1.4 Withdrawal in Demand Registration. At any time before the Registration Statement covering Registrable Shares becomes effective, the Initiating Stockholders may request the Corporation to withdraw or not to file such Registration Statement. In that event, if such request for withdrawal shall not have been caused by, or made in response to, the Initiating Stockholders learning of an event resulting in a material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Corporation not known at the time of their Demand Notice, the Initiating Stockholders shall lose their applicable
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

demand registration rights under this Section 4.1 unless the Initiating Stockholders shall pay to the Corporation the expenses incurred in connection therewith by the Corporation through the date of such request.
                    4.1.1.5 Inability to Transfer Sufficient Registrable Shares. If the Initiating Stockholders are unable to Transfer at least eighty percent (80%) of their Registrable Shares, then the Corporation shall still be required to effect such Registration; provided, however, a demand shall not be deemed to have been made by such Investors under this Section 4.1.
          4.2 Piggyback Registration Rights.
               4.2.1 Notice of Piggyback Registration and Inclusion of Registrable Shares. Subject to the terms of this Agreement, if the Corporation at any time proposes for any reason to Register any of its Common Stock (either for its own account or the account of a security holder) on a form that would be suitable for a Registration involving Registrable Shares (except with respect to registrations on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), the Corporation will (i) promptly give each holder of Registrable Shares written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) and (ii) include in such Registration (and any related qualification under blue sky laws or other compliance laws or regulations), and in any underwriting involved therein, all the Registrable Shares specified in a written request delivered to the Corporation by any such Stockholder within thirty (30) days after delivery of such written notice from the Corporation.
               4.2.2 Notice of Underwriting in Piggyback Registration. If the Registration of which the Corporation gives notice is for a Registered public offering involving an underwriting, the Corporation shall so advise holders of Registrable Shares as a part of the written notice given pursuant to Section 4.2.1 hereof. In such event, the right of any such Stockholder to Registration shall be conditioned upon such underwriting and the inclusion of such Stockholder’s Registrable Shares in such underwriting to the extent provided in this Section 4.2. All Stockholders proposing to distribute their Registrable Shares through such underwriting shall (together with the Corporation and the other holders distributing their securities through such underwriting) enter into a customary underwriting agreement with the underwriter’s representative for such offering. The Stockholders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 4.2.
               4.2.3 Marketing Limitation in Piggyback Registration. In the event the underwriter’s representative advises, in writing, the Corporation and Stockholders seeking Registration of Registrable Shares pursuant to this Section 4.2 that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Covered Securities to be underwritten, the underwriter’s representative (subject to the allocation priority set forth in Section 4.1.1.3 hereof) may:
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

                    4.2.3.1 in the case of the Corporation’s initial Registered public offering, exclude some or all Registrable Shares from such Registration and underwriting in the manner set forth in Section 4.2.4 hereof; and
                    4.2.3.2 in the case of any Registered public offering subsequent to the initial public offering, and not otherwise as a result of a Demand Notice, limit the number of shares of Registrable Shares to be included in such Registration and underwriting to not less than twenty percent (20%) of all Covered Securities included in such Registration.
               4.2.4 Allocation of Shares in Piggyback Registration. In the event that the underwriter’s representative limits the number of Covered Securities to be included in a Registration pursuant to Section 4.2.3 hereof, and such Registration is not a result of a Demand Notice, the Covered Securities (other than Registrable Shares) held by officers of the Corporation shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of Covered Securities is still required after such exclusion, the number of Covered Securities that may be included in such Registration (which shall not be a result of a Demand Notice) and underwriting shall be included, subject to Section 4.2.3.2, in the following order: (i) first, the Primary Shares; (ii) second, the Registrable Shares; and (iii) third, all other Covered Securities held by the other Stockholders of the Corporation (or, if necessary, such Registrable Shares pro rata among the Stockholders thereof based upon the number of Registrable Shares requested to be registered by each such Stockholder).
               4.2.5 Withdrawal in Piggyback Registration. If any holder of Registrable Shares disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Corporation and the underwriter’s representative delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.
            4.3 Expenses of Registration.
     All expenses incurred by the Corporation in complying with Sections 4.1 and 4.2 hereof, including, without limitation, all Registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Registrable Shares and underwriter counsel fees, but excluding any Selling Expenses, are called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Registrable Shares are called “Selling Expenses”. The Corporation will pay all Registration Expenses in connection with all Registration Statements under Sections 4.1 and 4.2 hereof. All Selling Expenses in connection with each Registration Statement under Sections 4.1 and 4.2 hereof shall be borne by the participating sellers including the Corporation in proportion to the number of Registrable Shares sold by each or as they may otherwise agree.
            4.4 Registration Procedures and Obligations.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     Whenever required under this Agreement to effect the Registration of any Registrable Shares, the Corporation shall, as expeditiously as reasonably possible:
               4.4.1 Prepare and file with the Securities and Exchange Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause such Registration Statement to become effective, and, upon the request of Stockholders of a majority of the Registrable Shares registered thereunder, keep such Registration Statement effective for up to eighty (80) days.
               4.4.2 Prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.
               4.4.3 Furnish to Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.
               4.4.4 Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by selling Stockholders; provided, however, that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and provided, further, that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling Stockholders, such expenses shall be payable pro rata by selling Stockholders.
               4.4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               4.4.6 Notify each Stockholder of Registrable Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
               4.4.7 Provide a transfer agent and registrar for all Registrable Shares registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such Registration.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

               4.4.8 Furnish, at the request of any Stockholder requesting Registration of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to such Stockholder and (ii) a letter, dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.
               4.4.9 Use its best efforts to cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Corporation are then listed.
               4.4.10 Subject to Section 12 hereof, make available for inspection by any seller of Registrable Shares to be sold pursuant to the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the “Records”), and cause the Corporation’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.
               4.4.11 Otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering the period of at least twelve (12) months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
               4.4.12 After the filing of the Registration Statement, (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers of such Registrable Shares set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each such seller holding Registrable Shares covered by such Registration Statement of any stop order issued or threatened suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction and take all reasonable actions required to prevent the entry of such stop order or promptly to remove it if entered.
               4.4.13 Have its employees and personnel (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Shares and (iii) otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Corporation’s
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

businesses and the requirements of the marketing process) in the offering, marketing or selling of Registrable Shares in any underwritten offering including due diligence of the Corporation by third parties (including underwriters or managers for any proposed public offering).
          4.5 Indemnification.
               4.5.1 The Corporation agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Shares, its officers, directors, managers, employees, partners and agents and each Person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such director, manager, officer, employee, partner or agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained (A) in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 4.5 collectively called an “application”) executed by or on behalf of the Corporation or based upon written information furnished by or on behalf of the Corporation filed in any jurisdiction in order to qualify any securities covered by such Registration Statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, and the Corporation will reimburse such holder and each such director, manager, officer, employee, partner or agent and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Corporation by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares.
               4.5.2 In connection with any Registration Statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Corporation in writing such information and documents as the Corporation reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will severally and not jointly indemnify and hold harmless the Corporation, its directors and officers and each other Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which the Corporation or any such director or officer or controlling person may become subject under the Securities Act or
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, and such holder will reimburse the Corporation and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, but in each case such holder will have obligations under this Section only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Corporation by such holder expressly for use therein; provided, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Shares pursuant to such Registration Statement.
               4.5.3 Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that the failure of any Person so to notify the indemnifying party will not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld); provided, that without the prior written consent of the indemnified party, no indemnifying party will effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
               4.5.4 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the Transfer of securities by any holder thereof. Each indemnifying party also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such indemnifying party’s indemnification is unavailable for any reason.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     5. Board of Directors.
          5.1 Size of Board. The Board shall be set at no less than three (3) and no more than fifteen (15) members.
          5.2 Right to Designate. (i) So long as (x) the Series B Preferred Stockholders party to this Agreement on the date hereof, collectively with their Permitted Transferees that are Affiliates thereof, hold shares of Series B Preferred Stock and Common Stock representing in the aggregate at least twenty-five percent (25%) of the shares of Common Stock into which the shares of Series B Preferred Stock are convertible or have been converted, or (y) the Series C Preferred Stockholders party to this Agreement hold shares of Series C Preferred Stock and Common Stock representing at least twenty-five percent (25%) of the shares of Common Stock into which the shares of Series C Preferred Stock are convertible or have been converted, the Series B and C Preferred Stockholders shall collectively have the right to designate one (1) person for election to the Board; (ii) so long as the Series D Preferred Stockholders party to this Agreement on the date hereof, collectively with their Permitted Transferees that are Affiliates thereof, continue to hold shares of Series D Preferred Stock and Common Stock representing in the aggregate at least twenty-five percent (25%) of the shares of Common Stock into which the shares of Series D Preferred Stock are convertible or have been converted, the Series D Preferred Stockholders shall have the right to designate four (4) persons for election to the Board; and (iii) so long as N&P continues to hold shares of Common Stock representing at least twenty-five percent (25%) of the Fully Diluted Capital Stock, N&P shall have the right to designate the remainder of the directors. There shall be no cumulative voting with respect to the above-referenced designation(s). Notwithstanding the above, the Convertible Noteholders party to this Agreement voting together as a class shall have the right to designate a total of two (2) persons as non-voting observers to the Board; provided, however, that for so long as Falcon is a Convertible Noteholder or a Series E Preferred Stockholder, Falcon shall be entitled to designate one such non-voting observer and for so long as Prudential is a Convertible Noteholder or a Series E Preferred Stockholder, Prudential shall be entitled to designate one such non-voting observer. Each committee of the Board shall have one representative designated by the holders of a majority of the outstanding Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock.
          5.3 Replacement of Director. In the event any director designated pursuant to Section 5.2 hereof shall resign, die, become incapacitated or otherwise cease to act as a director or is removed from the Board, the Stockholder(s) who designated such director shall be entitled to designate a successor to such director by notifying the Board, in writing, of a replacement director, and the Stockholders shall vote their Covered Securities, at any regular or special meeting called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of Stockholders, and shall take all actions necessary, to ensure the election to the Board of such replacement director to fill the unexpired term of the director who is being replaced. To the extent the Stockholder who designated a director to the Board desires to remove such director, all of the Stockholders hereby agree to vote their Covered Securities or execute written consents in respect of such Covered Securities to remove such director in accordance with the wishes of the party who originally designated such director.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

          5.4 Certain Expenses. All reasonable out-of-pocket expenses of all members of the Board in connection with attendance at Board meetings shall be reimbursed by the Corporation.
          5.5 Election of Designees. The Corporation shall use its best efforts to cause any designees selected in accordance with this Agreement to be elected to the Board. Each Stockholder shall vote such Stockholder’s shares of Common Stock and Preferred Stock (if eligible to vote) at any regular or special meeting of stockholders of the Corporation or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary (whether in such Stockholder’s capacity as Stockholder or otherwise, including, without limitation, causing any directors to take all such necessary action, whether at a meeting or by an action by written consent in lieu of a meeting): (i) to give effect to the agreements contained in Section 5.2 and (ii) to ensure that the certificate of incorporation and by-laws of the Corporation do not, at any time hereafter, conflict in any respect with the provisions of this Agreement.
          5.6 Board Meetings; Expenses; Indemnification; Insurance. Meetings of the Board and any committee thereof shall be held at the principal offices of the Corporation or at such other place as may be determined by the Board or such committee. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board; provided that there shall be at least one meeting held during each Fiscal Quarter. Special meetings of the Board or any committee thereof may be called by any director (or, in the case of a special meeting of any committee of the Board, by any member thereof) in at least three days’ prior notice to the other directors, which notice shall state the purpose or purposes for which such meeting is being called. The Corporation shall pay all reasonable out-of-pocket expenses incurred by any director excluding any international travel expenses in connection with the participation by directors in attending meetings of the Board (and committees thereof) and the boards of directors (and committees thereof) of any subsidiaries of the Corporation. The directors of the Corporation shall be indemnified by the Corporation to the extent set forth in the Corporation’s by-laws. The Corporation shall maintain directors’ and officers’ insurance in an amount reasonably acceptable to the Stockholders.
          5.7 Quorum; Act of the Board.
               5.7.1 Except as otherwise required by law or the certificate of incorporation of the Corporation, at all meetings of the Board, a majority of the entire Board including at least one director designated by the Series D Preferred Stockholders under Section 5.2(ii) (a “Series D Board Designee”) shall constitute a quorum for the transaction of business and, subject to Section 5.7.2 below, the act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at a meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting. If a quorum is not present for an adjourned meeting that is being held as a result of the failure to have a Series D Board Designee present at the previous meeting, such adjourned meeting will be held, provided that a majority of the entire Board is present, regardless of whether such a majority includes any Series D Board Designees.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

               5.7.2 Unless otherwise provided in the certificate of incorporation or by-laws of the Corporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board. Notwithstanding anything to the contrary set forth in this Section 5.7.2, prior to a Qualified Public Offering and so long as no Trigger Events shall have occurred, no matters set forth before the Board shall be deemed to be approved by the Board unless an affirmative vote or written consent of Mr. Claure, acting in his capacity as a director, is obtained. The parties agree that the foregoing sentence shall not override or amend (i) the terms set forth in Sections 5.2, 5.3 or 13.7 herein, (ii) the Stockholder rights under the respective Certificates of Designation of the Preferred Stockholders, or (iii) the obligations of the Corporation or its Subsidiaries hereunder or under any other agreement with a Stockholder. Furthermore, notwithstanding anything to the contrary set forth in this Section 5.7.2, on and after September 30, 2011, no matters set forth before the Board shall be deemed to be approved by the Board (i) unless there is obtained affirmative vote or written consent of three (3) of the five (5) directors designated by the Series B and C Preferred Stockholders and the Series D Preferred Stockholders respectively, if both the Series B and C Preferred Stockholders and the Series D Preferred Stockholders have rights to designate directors pursuant to Section 5.2, (ii) unless there is obtained the affirmative vote or written consent of the one director designated by the Series B and C Preferred Stockholders, if the Series B and C Preferred Stockholders have rights to designate directors pursuant to Section 5.2 but the Series D Preferred Stockholders no longer have such rights; and (iii) unless there is obtained affirmative vote or written consent of two (2) directors designated by the Series D Preferred Stockholders, if the Series D Preferred Stockholders have rights to designate directors pursuant to Section 5.2 but the Series B and C Preferred Stockholders no longer have such rights. For the avoidance of doubt, from and after September 30, 2011, if any the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock shall remain outstanding, without the affirmative vote or written consent as required by the preceding sentence, the Corporation shall not and shall not permit any of the Subsidiaries to:
                    5.7.2.1 incur or repay any Indebtedness, including without limitation any Indebtedness under any committed facility, or contract for the incurrence of any Indebtedness;
                    5.7.2.2 issue or redeem any Capital Stock, or contract to issue or redeem any Capital Stock, or make any dividend or distribution in respect of any Capital Stock;
                    5.7.2.3 enter into any agreement or arrangement with any Affiliate, stockholder, officer or director or amend the terms of any such existing arrangement;
                    5.7.2.4 make any acquisitions or investments including, without limitation, investments in the Corporation, any Subsidiary or any other Person;
                    5.7.2.5 approve or modify the Corporation’s or any Subsidiary’s budget;
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

                    5.7.2.6 approve any sale of any property or assets, including, without limitation, the Capital Stock of any Subsidiary;
                    5.7.2.7 appoint or remove any officer of the Corporation or any Subsidiary;
                    5.7.2.8 amend the charter or bylaws of the Corporation or any Subsidiary; or
                    5.7.2.9 grant any Common Stock Equivalents.
          5.8 Composition of Subsidiary Boards; Observer Rights. If requested by the majority of the directors appointed by the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the composition of the Governing Body of each wholly-owned Subsidiary of the Corporation that is incorporated or organized under the laws of the United States of America or any state thereof or the District of Columbia, as well as that of Brightstar US, Inc., a Florida corporation, shall be identical to the composition of the Board. With respect to each other Subsidiary of the Corporation, the Series B and C Preferred Stockholders shall be provided with the right to send one non-voting observer to all meetings of the Governing Body of such Subsidiary and the Series D Preferred Stockholders shall be provided with the right to send one non-voting observer to all meetings of the Governing Body of such Subsidiary. Each Subsidiary shall use its reasonable best efforts to provide the observers with notice of all meetings of its Governing Body consistent with that provided to the official members of the Governing Body; provided, however, that failure to give such notice shall not invalidate any action taken by the Governing Body at the meeting. Each Subsidiary shall reimburse the observers for his or her out-of-pocket expenses incurred in attending the meetings of the Subsidiary’s Governing Body, consistent with that provided to the official members of the Governing Body.
          5.9 Fiduciary Duties. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Corporation or any of its Subsidiaries, or any Stockholder, of any fiduciary or other duties or obligations they may have to the Corporation’s stockholders.
     6. Rights and Preferences of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock. The Preferred Stock shall have the rights and preferences, including, without limitation the dividend rate, liquidation preference, ranking, put right, protective provision and voting rights set forth in the respective Certificates of Designation as filed with the Division of Corporations of the State of Delaware. Nothing in this Agreement shall be construed to restrict in any manner the rights and preferences of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock in their respective Certificates of Designation, but any rights shall be in addition to and without limiting such rights.
     7. Rights of the Series E Preferred Stockholder. For the avoidance of doubt, except as provided in Section 14.5 hereof, no Series E Preferred Stockholder shall have any rights under this Agreement in its capacity as a Series E Preferred Stockholder until such Series E Preferred Stockholder holds Series E Preferred Stock.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     8. Stockholder Action Requiring N&P’s Vote. Notwithstanding anything to the contrary set forth in this Agreement, prior to a Qualified Public Offering and so long as no Trigger Events shall have occurred, no matters set forth before the Stockholders shall be deemed to be approved by the Stockholders unless an affirmative vote or written consent of N&P is obtained; provided that N&P remains owned and controlled by Mr. Claure. Notwithstanding the foregoing, this Section 8 shall not override or amend (i) the terms set forth in Sections 5.2, 5.3 or 14.7 herein, (ii) the Stockholder rights under the respective Certificates of Designation of the Preferred Stockholders, or (iii) the obligations of the Corporation or its Subsidiaries under any other agreement with a Stockholder.
     9. Covenant of the Management Controlling Stockholders. The Management Controlling Stockholders shall not Transfer any of their shares in a manner which would result in the occurrence of a Liquidation Event or Change of Control under the respective Certificates of Designation governing the terms of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock unless the Series B and C Preferred Stockholders and the Series D Preferred Stockholders shall have consented to such Transfer under paragraph (g)(ii)(4) of the respective Certificate of Designation to the extent their consent is required in accordance with the terms thereof (whether or not the Corporation is a party to such Liquidation Event or Change of Control).
     10. Investment Opportunities and Conflicts of Interest. The parties hereto expressly acknowledge and agree that (i) Lindsay Goldberg, Falcon, Prudential, Mitsui and Lindsay Goldberg’s Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in a business similar to the Corporation and its Subsidiaries other than through the Corporation and its Subsidiaries (an “Other Business”), (ii) Lindsay Goldberg, Falcon, Prudential, Mitsui and Lindsay Goldberg’s Affiliates have or may develop a strategic relationship with businesses that are or may be competitive with the Corporation and its Subsidiaries, (iii) none of Lindsay Goldberg, Falcon, Prudential, Mitsui nor Lindsay Goldberg’s Affiliates will be prohibited by virtue of their investment in the Corporation from pursuing and engaging in any such activities, (iv) none of Lindsay Goldberg, Falcon, Prudential, Mitsui nor Lindsay Goldberg’s Affiliates will be obligated to inform the Corporation or any stockholder of the Corporation of any such opportunity, relationship or investment, (v) no stockholder of the Corporation will acquire, be provided with an option or opportunity to acquire or be entitled to any interest or participation in any Other Business solely by virtue of the participation therein of Lindsay Goldberg, Falcon, Prudential, Mitsui or Lindsay Goldberg’s Affiliates. The Corporation and the Stockholders waive, to the fullest extent permitted by applicable law, any right to require Lindsay Goldberg, Falcon, Prudential, Mitsui or Lindsay Goldberg’s Affiliates to act in a manner inconsistent with the provisions of this Section 10. Lindsay Goldberg, Falcon, Prudential, Mitsui and Lindsay Goldberg’s Affiliates shall not be liable to the Corporation, any stockholder of the Corporation or any of their respective Affiliates for breach of duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 10. Nothing contained herein shall limit, prohibit or restrict any designee of Lindsay Goldberg, Falcon, Mitsui or Prudential, or any representative of any of their respective Affiliates from serving on the Governing Body or committee of any Other Business. For the avoidance of doubt, the parties hereto are not waiving any right to assert any claim against Lindsay Goldberg, Falcon, Prudential, Mitsui or Lindsay
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

Goldberg’s Affiliates to the extent such claim arises out of or relates to any breach of the confidentiality provisions set forth in Section 13 hereof. Notwithstanding the foregoing, Mitsui acknowledges and agrees that this Section 10 does not affect in any way Mitsui’s obligations under the Business Collaboration Agreement.
     11. Termination. This Agreement shall terminate (a) in its entirety upon the vote of the holders of a majority of the Common Stock and the Preferred Stock on a fully-diluted basis, and including by each of (i) the Series B and C Preferred Stockholders, voting as one class (on an as-converted basis), (ii) the Series D Preferred Stockholders, voting as one class (on an as-converted basis), and (iii) the Stockholders, other than the Investors, voting as a separate class, and (b) in the case of Sections 2, 3 and 5 (i) on the closing of a Qualified Public Offering pursuant to an effective Registration Statement under the Securities Act, covering the offer and sale of Stock for the account of the Corporation to the public and (ii) upon the consummation of a Sale of Control pursuant to Section 3 hereof.
     12. Restrictive Legend. So long as any Covered Securities are subject to the provisions hereof, all certificates representing Covered Securities owned or hereafter acquired by any Stockholder or any transferee thereof bound by this Agreement shall bear legends stating in substance:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.”
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT OF THE CORPORATION DATED SEPTEMBER 30, 2008, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE CORPORATION), WHICH CONTAINS RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES EVIDENCED HEREBY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDERS’ AGREEMENT.”
     13. Information Rights; Confidentiality. The Corporation shall deliver to the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, and the Series E Preferred Stockholders (i) audited financial statements within one hundred and fifty (150) days of the close of each Fiscal Year of the Corporation; (ii) within ten (10) days after the issuance thereof, copies of all reports, financial statements and other materials sent to the administrative agent under the Credit Agreement pursuant to the terms thereof;
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

(iii) unaudited monthly financial statements within thirty (30) days of the end of each fiscal month; (iv) annual budgets for each Fiscal Year within one hundred and fifty (150) days following the commencement of such Fiscal Year, and (v) any other information reasonably requested by the Preferred Stockholders from time to time. To the extent that any waiver, consent or amendment is granted with respect to any extension of time to deliver financial statements or other reports under the Credit Agreement with respect to matters that would require a comparable amendment, waiver or consent under this Agreement, the Series E Preferred Stockholders shall grant a comparable amendment, waiver or consent, as the case may be, under the this Agreement; provided that, the Series E Preferred Stockholders are offered the same consideration that may be offered to any lender or other investor in the Corporation that has agreed to such an amendment, waiver or consent.
     The Corporation shall further provide to the Investor’s legal and business advisors and consultants reasonable access upon reasonable notice to the books, records and properties of the Corporation and its officers, so long as such access does not violate any Federal or applicable state law. The Investors shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by the Corporation in accordance with such Investor’s customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of Institutional Investors (as defined in the 2003 Purchase Agreement), it being understood and agreed by the Corporation that in any event an Investor may make disclosures (a) to its Affiliates and its Affiliates’ directors, officers, employees, agents and partners and members, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 13, to (i) any transferee of, or any prospective transferee of, any of its Covered Securities or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Corporation, (g) with the consent of the Corporation, (h) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section 13, or (2) becomes available to an Investor on a nonconfidential basis from a source other than the Corporation, or (3) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about an Investor’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Investors or its Affiliates and that no written or oral communications from counsel to an Investor and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is an Investor, and (i) with respect to each Investor that is an investment fund, to actual or prospective investors in such fund or any future fund that may be established by such Investor or its Affiliates; provided that, unless specifically prohibited by applicable law or order of Government Authority, each Investor shall notify the Corporation of any request by any Government Authority or representative thereof (other than any such request
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

in connection with any examination of the financial condition of such Investor by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Investor be obligated or required to return any materials furnished by the Corporation or any of the Corporation’s Subsidiaries.
     Notwithstanding anything to contrary herein, the Corporation and each 2003 Purchase Agreement Party (and each of its employees, representatives and agents) is permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the 2003 Purchase Agreement and related documents and all materials of any kind (including opinions and other tax analyses) that are provided to the Corporation or such 2003 Purchase Agreement Party related to such tax treatment or tax structure. In this regard, the Corporation and each 2003 Purchase Agreement Party acknowledge and agree that the Corporation’s or such 2003 Purchase Agreement Party’s disclosure of the tax treatment or tax structure of such transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such agreement or understanding is legally binding). Furthermore, the Corporation and each 2003 Purchase Agreement Party acknowledge and agree that they do not know or have reason to know that their use or disclosure of information relating to the structure or tax aspects of the transactions contemplated by the 2003 Purchase Agreement and related documents is limited in any other manner for the benefit of any other Person.
     Notwithstanding anything to the contrary herein, the Corporation and each 2006 Purchase Agreement Party (and each of its employees, representatives and agents) is permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the 2006 Purchase Agreement and related documents and all materials of any kind (including opinions and other tax analyses) that are provided to the Corporation or such 2006 Purchase Agreement Party related to such tax treatment or tax structure. In this regard, the Corporation and each 2006 Purchase Agreement Party acknowledge and agree that the Corporation’s or such 2006 Purchase Agreement Party’s disclosure of the tax treatment or tax structure of such transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such agreement or understanding is legally binding). Furthermore, the Corporation and each 2006 Purchase Agreement Party acknowledge and agree that they do not know or have reason to know that their use or disclosure of information relating to the structure or tax aspects of the transactions contemplated by the 2006 Purchase Agreement and related documents is limited in any other manner for the benefit of any other Person.
     Notwithstanding anything to the contrary herein, the Corporation and each 2007 Purchase Agreement Party (and each of its employees, representatives and agents) is permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the 2007 Purchase Agreement and related documents and all materials of any kind (including opinions and other tax analyses) that are provided to the Corporation or such 2007 Purchase Agreement Party related to such tax treatment or tax structure. In this regard, the Corporation and each 2007 Purchase Agreement Party acknowledge and agree that the Corporation’s or such 2007 Purchase Agreement Party’s disclosure of the tax treatment or tax structure of such transactions is not limited in any way by an express or implied
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

understanding or agreement, oral or written (whether or not such agreement or understanding is legally binding). Furthermore, the Corporation and each 2007 Purchase Agreement Party acknowledge and agree that they do not know or have reason to know that their use or disclosure of information relating to the structure or tax aspects of the transactions contemplated by the 2007 Purchase Agreement and related documents is limited in any other manner for the benefit of any other Person.
     Notwithstanding anything to the contrary herein, the Corporation and each Conversion Agreement Party (and each of its employees, representatives and agents) is permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Conversion Agreement and related documents and all materials of any kind (including opinions and other tax analyses) that are provided to the Corporation or such Conversion Agreement Party related to such tax treatment or tax structure. In this regard, the Corporation and each Conversion Agreement Party acknowledge and agree that the Corporation’s or such Conversion Agreement Party’s disclosure of the tax treatment or tax structure of such transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such agreement or understanding is legally binding). Furthermore, the Corporation and each Conversion Agreement Party acknowledge and agree that they do not know or have reason to know that their use or disclosure of information relating to the structure or tax aspects of the transactions contemplated by the Conversion Agreement and related documents is limited in any other manner for the benefit of any other Person.
     14. Miscellaneous Provisions.
          14.1 Transferee Restrictions. Any Person that acquires Covered Securities as a Permitted Transferee shall comply with this Agreement and shall become a “Stockholder” for purposes of this Agreement. Such person or entity shall be bound by all the provisions of this Agreement applicable to such Stockholder from whom such Person acquired such Covered Securities. A Permitted Transferee shall also be bound by all of the provisions of this Agreement applicable to the Stockholder from whom such Permitted Transferee acquired Covered Securities whether or not such Stockholder continues to be a Stockholder of the Corporation.
          14.2 Notice. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed:
          14.2.1 if to the Corporation to:

Brightstar Corp.
9725 NW 117th Ave., #300
Miami, Florida 33178
Telephone:	(305) 477-9072
Attention:	R. Marcelo Claure, President
(or to such other address as may be
designated by the Corporation in writing)
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

                      14.2.2 with a copy (which shall not constitute notice) to:

K&L Gates LLP 200 South Biscayne Boulevard, 39th Floor
Miami, Florida 33131
Telephone:	(305) 358-7095
Attention:	Clayton E. Parker, Esq.

14.2.3	if to the Series B and C Preferred Stockholders, to:
the addresses specified in Exhibit A attached hereto (or to such other address as may be designated by such Stockholders in writing).

14.2.4	if to the Series D Preferred Stockholders, to:
the addresses specified in Exhibit B attached hereto (or to such other address as may be designated by such Stockholder in writing).

14.2.5	if to the Convertible Noteholders or the Series E Preferred Stockholders, to:
the addresses specified in Exhibit C attached hereto (or to such other address as may be designated by such Convertible Noteholder or Series E Preferred Stockholder in writing).

14.2.6	if to the Common Stockholders, to:
the addresses specified on Exhibit D attached hereto (or to such other address as may be designated by such Stockholder in writing).
     Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time it shall be mailed in any post office or branch post office regularly maintained by the United States Government.
          14.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings (including but not limited to the Existing Stockholders Agreement, the letter agreement dated May 2, 2006 between the Corporation and Mitsui attaching a Term Sheet and the Brightstar Corp. Series D Preferred Stock Financing Summary of Terms dated May 18, 2007, executed by and between the Corporation and Lindsay Goldberg), oral and written, between the parties hereto with respect to the subject matter hereof, except for the Stock Purchase Agreement, dated as of August 11, 2004, among the Corporation, Mitsui, Mitsui & Co. (U.S.A.), Inc. and Mr. Claure, as amended, which is not affected by this Agreement in any way and remains in full force and effect. For avoidance of doubt, this Agreement does not affect in any way the Conversion Agreement, the Shareholder Agreement, dated March 9, 2007, among the Corporation, Mitsui and Brightstar Singapore, the Shareholders
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

Agreement dated June 6, 2005, among the Corporation, Mitsui and Brightstar Australia, or the Business Collaboration Agreement, which remain in full force and effect.
          14.4 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and the respective successors and permitted assigns of each of them, so long as they hold Covered Securities.
          14.5 Amendments; Waiver. (a) This Agreement may be amended, and any provision contained herein may be waived for all Stockholders, upon the vote of the holders of a majority of the Common Stock and the Preferred Stock on a fully-diluted basis held by each of (i) the Series B and C Preferred Stockholders voting as one class (on an as-converted basis), (ii) the Series D Preferred Stockholders voting as one class (on an as-converted basis), and (iii) the Stockholders, other than the Investors, and the Series E Preferred Stockholders voting as a separate class; provided that no amendment or waiver of any provision of Section 4 shall be made without the (x) unanimous vote of all Preferred Stockholders, (y) vote of the Majority Noteholder Investors, voting as one class (on an as-converted basis), and (z) vote of the Common Stockholders holding a majority of the issued and outstanding Common Stock; provided further, that any amendment or waiver of any provision relating to rights of the Convertible Noteholders or Series E Preferred Stockholders including, without limitation, the right to designate non-voting observers to the Board as provided in Section 5.2, will require the vote of the holders of a majority of the Convertible Senior Subordinated Notes and Series E Preferred Stockholders, voting as one class (on an as-converted basis); provided further, that if any amendment or waiver would have a materially adverse and disproportionate effect on the rights of any Stockholder of the same class hereunder relative to any other Stockholder hereunder, such amendment or waiver shall also require the prior written approval of the Stockholder so adversely affected. In addition, the rights granted pursuant to Section 2.4 may be waived only upon the vote of the holders of a majority of the Common Stock held by the Investors (voting on an as-converted basis), each voting as a separate class.
          (b) No amendment to the terms of any of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be permitted if such amendment would be adverse to the interests of any Convertible Noteholder or Series E Preferred Stockholder unless each such Person is given the benefit of such amendment. No consideration shall be paid in respect of any such amendments unless each Investor is entitled to receive a like amount of consideration.
          14.6 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and to be wholly performed therein.
          14.7 Dispute Resolution.
     Any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination, or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the International Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

York City, New York, and it shall be conducted in the English language. The parties submit to jurisdiction in any state or federal court of competent jurisdiction in the state, county and city of New York, New York for the limited purpose of enforcing this agreement to arbitrate. Notwithstanding Section 14.6, the arbitration and this clause shall be governed by Title 9 (Arbitration) of the United States Code. The arbitration shall be conducted by three arbitrators. The arbitration award shall be final and binding on the parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.
          14.8 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.
          14.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          14.10 Severability. If any provision or part thereof contained in this Agreement is declared invalid by any court of competent jurisdiction or a government agency having jurisdiction, such declaration shall not affect the remainder of the provision or the other provisions and each shall remain in full force and effect.
          14.11 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect or limit the meaning or interpretation of this Agreement.
[Signature Page to Follow]
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

     In Witness Whereof, the undersigned have executed this Stockholders Agreement on the date first above written.

BRIGHTSTAR CORP.
By:	/s/ R. Marcelo Claure
Name:	R. Marcelo Claure
Title:	President and CEO

Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

EXHIBIT A
SERIES B AND C PREFERRED STOCKHOLDERS

	Name:	Shares Held:	Signature:

	Mitsui & Co., Ltd.	2,500,000 shares of Series B Preferred Stock	Mitsui & Co., Ltd.
2-1, Ohtemachi 1-Chome,
	Chiyoda-Ku, Tokyo, Japan		By:	/s/ Shinichiro Konishi
Attn:	General Manager		Name:	Shinichiro Konishi
	Global Carrier Business Dept.		Title:	General Manager,
	Mobile Business Div.			Mobile Business Div.

With a copy to:

Debevoise & Plimpton LLP 919 Third Ave. New York, NY 10022 Attn: Sarah A. W. Fitts, Esq.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

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EXHIBIT B
SERIES D PREFERRED STOCKHOLDERS

Shares of Series D
Name:	Preferred Stock:	Signature:

LG Brightstar LLC	13,975,309	By:	/s/ Robert D. Lindsay
c/o Lindsay Goldberg		Name:	Robert D. Lindsay
630 Fifth Avenue, 30th Floor		Title:

New York, New York 10111
Attn: Lance Hirt
Andrew Weinberg

With a copy to:

Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, TX 75201 Attn: Glenn West, Esq.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

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EXHIBIT C
CONVERTIBLE NOTEHOLDERS
SERIES E PREFERRED STOCKHOLDERS

Amount of
	Convertible Senior	Shares of Series E
	Subordinated	Preferred Stock
Name:	Notes:	Held:	Signature:

Falcon Mezzanine Partners, LP	$7,438,467	0	Falcon Mezzanine Partners, LP
21 Custom House Street Boston, MA 02110 Attn: Sandeep Alva			By: Its:	Falcon Mezzanine Investments, LLC, General Partner

With a copy to:			By:	/s/ Eric Y. Rogoff
			Name:	Eric Y. Rogoff
Cahill Gordon & Reindel LLP			Title:	Vice President
80 Pine Street New York, NY 10005 Attn: John Papachristos, Esq.

Prudential Capital Partners, L.P.	$7,200,074	0	Prudential Capital Partners, L.P.
c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309			By: Its:	Prudential Capital Group, L.P. General Partner
			By:	/s/ Billy Greer
With a copy to:			Name:	Billy Greer
			Title:	SVP
Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 Attn: John Papachristos, Esq.

Prudential Capital Partners Management Fund, L.P. c/o Prudential Capital Group	$238,393	0	Prudential Capital Partners Management Fund, L.P.
1170 Peachtree Street, Suite 500 Atlanta, GA 30309			By: Its:	Prudential Investment Management, Inc. General Partner
With a copy to:
			By:	/s/ Billy Greer
Cahill Gordon & Reindel LLP			Name:	Billy Greer
80 Pine Street			Title:	SVP
New York, NY 10005 Attn: John Papachristos, Esq.
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

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Amount of
	Convertible Senior	Shares of Series E
	Subordinated	Preferred Stock
Name:	Notes:	Held:	Signature:

Bill and Melinda Gates	$3,303,014	0	Bill and Melinda Gates Foundation Trust
Foundation Trust c/o BGI
2365 Carillon Point			By:	/s/ Michael Larson
Kirkland, WA 98033			Name:	Michael Larson
Attn: Bryce Ralston			Title:	Investment Manager
With a copy to:
BGI 2365 Carillon Point Kirkland, WA 98033 Attn: Alan Heuberger

Arrow Investment Partners	$40,118	0	Arrow Investment Partners
c/o Grandview Capital Management LLC
820 Manhattan Avenue #200			By:	/s/ Robert E. Sydow
Manhattan Beach, CA 90266			Name:	Robert E. Sydow
Attn: Robert Sydow			Title:	Partner

Ramius Credit Opportunities Master Fund Ltd.	$2,423,770	0	Ramius Credit Opportunities Master Fund Ltd.
(f/k/a RCG Carpathia Master Fund, Ltd.) 599 Lexington Ave., 20th Floor New York, NY 10022			(f/k/a RCG Carpathia Master Fund, Ltd.)
Attn: Nick Vouloumanos			By:	/s/ Owen Littman
			Name:	Owen Littman
With a copy to:			Title:	Authorized Signatory
Ramius Credit Opportunities Master Fund Ltd. (f/k/a RCG Carpathia Master Fund, Ltd.) 599 Lexington Ave, 20th Floor New York, NY 10022 Attn: Owen Littman
Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

C-2

EXHIBIT D
COMMON STOCKHOLDERS

Number of
Shares of
Common
Name:	Stock:	Signature:

N&P Holdings, Limited Partnership	16,867,419	N&P Holdings, Limited Partnership
9725 NW 117th Ave., #300		By its General Partner: RMC, Inc.
Miami, Florida 33178
		By:	/s/ Raul Marcelo Claure
With a copy to: K&L Gates LLP 200 S. Biscayne Boulevard Suite 3900 Miami, Florida 33131 Attn: Clayton E. Parker, Esq.			Raul Marcelo Claure, President

Tamarack Partners, LLC	418,461	Tamarack Partners, LLC
295 Duet
Merritt Island, FL 32952		By:
Attn: Thomas C. Judge, Manager With a copy to: Thomas C. Judge, Esq.			Thomas C. Judge, Manager
544 Greenwood Road
Northbrook, IL 60062-2625

1947 Blue Ridge Investments LLC	357,143	1947 Blue Ridge Investments LLC
c/o 550 Biltmore Way, Suite 900
Coral Gables, Florida 33134
Attn: General Counsel		By:	/s/ Steven I. Bandel
		Name:	Steven I. Bandel
With a copy to:		Title:	President

Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

D-1

	Number of
	Shares of
	Common
Name:	Stock:	Signature:

1945 High Point Investments LLC	357,143	1945 High Point Investments LLC
c/o 550 Biltmore Way, Suite 900
Coral Gables, Florida 33134
Attn: General Counsel		By:	/s/ Steven I. Bandel
		Name:	Steven I. Bandel
With a copy to:		Title:	President

Mobile Technologies Services S.A.	75,000	Mobile Technologies Services S.A.

		By:
		Name:
		Title:

Brightstar Corp. Fourth Amended and Restated Stockholders’ Agreement

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